                                                                    EXHIBIT 99.1











                            AGREEMENT AND PLAN OF MERGER

                                      BETWEEN

                               ROHN INDUSTRIES, INC.

                                        AND

                                PIROD HOLDINGS, INC.

                           DATED AS OF DECEMBER 22, 1998

                                 TABLE OF CONTENTS
                                                                            Page
                                                                            ----
1.   The Merger................................................................1
     1.1.     Surviving Corporation............................................1
     1.2.     Effective Time...................................................1
     1.3.     Effect of the Merger.............................................2
     1.4.     Certificate of Incorporation; By-Laws............................2
     1.5.     Directors and Officers...........................................2
     1.6.     Conversion of Securities.........................................2
     1.7.     Fractional Shares................................................8
     1.8.     Warrants of PIROD................................................8
     1.9.     Options of PIROD.................................................9
     1.10.    ROHN Shareholder Meeting........................................10
     1.11.    PIROD Shareholder Action........................................10
     1.12.    Additional Actions..............................................10
2.   Closing..................................................................11
3.   Representations and Warranties of ROHN...................................11
     3.1.     Organization, Good Standing, etc................................11
     3.2.     Authorized ROHN Shares, Absence of Options, Warrants, etc.......11
     3.3.     Effect of Agreement.............................................12
     3.4.     Contracts and Commitments.......................................13
     3.5.     SEC Filings; Financial Statements...............................13
     3.6.     Absence of Liabilities..........................................14
     3.7.     Absence of Certain Changes or Events............................14
     3.8.     Tax and Other Returns...........................................15
     3.9.     Employment Arrangements.........................................16
     3.10.    Property........................................................16
     3.11.    Patents, Trademarks, etc........................................16
     3.12.    Absence of Defaults by Others...................................17
     3.13.    Litigation......................................................17
     3.14.    Disclosure Documents............................................17
     3.15.    Brokers' and Finders' Fees......................................17
     3.16.    Insurance.......................................................18
     3.17.    Pension, Retirement and Profit Sharing Plans....................18
     3.18.    Environmental Matters...........................................18
     3.19.    Labor Matters...................................................19
     3.20.    Compliance with Laws and Court Orders...........................20
     3.21.    Licenses and Permits............................................20
4.   Representations and Warranties of PIROD..................................20
     4.1.     Organization, Good Standing, etc................................20
     4.2.     Authorized Shares, Absence of Options, Warrants, etc............21
     4.3.     Effect of Agreement.............................................22
     4.4.     Contracts and Commitments.......................................22

     4.5.     Financial Statements............................................23
     4.6.     Absence of Liabilities..........................................23
     4.7.     Absence of Certain Changes or Events............................24
     4.8.     Tax and Other Returns...........................................25
     4.9.     Employment Arrangements.........................................25
     4.10.    PROPERTY........................................................25
     4.11.    Patents, Trademarks, etc........................................25
     4.12.    Absence of Defaults by Others...................................26
     4.13.    Litigation......................................................26
     4.14.    Disclosure Documents............................................26
     4.15.    Brokers' and Finders' Fees......................................26
     4.16.    Insurance.......................................................27
     4.17.    Pension, Retirement and Profit Sharing Plans....................27
     4.18.    Environmental Matters...........................................27
     4.19.    Financing.......................................................28
     4.20.    Ownership of ROHN Shares........................................28
     4.21.    Labor Matters...................................................29
     4.22.    Compliance with Laws and Court Orders...........................29
     4.23.    Licenses and Permits............................................29
5.   Conduct and Transactions Prior to Closing Date...........................29
     5.1.     Conduct of Business by ROHN and PIROD Pending the Closing Date..29
     5.2.     Agreements of ROHN and PIROD....................................32
     5.3.     Reasonable Efforts; Notification................................32
6.   Conditions Precedent to the Closing......................................34
     6.1.     Conditions to the Obligations of Both Parties...................34
     6.2.     Conditions to the Obligations of ROHN...........................35
     6.3.     Conditions to the Obligations of PIROD..........................36
7.   Amendment of Agreement; Waivers..........................................37
     7.1.     Amendment.......................................................37
     7.2.     Waiver..........................................................37
8.   Termination..............................................................38
     8.1.     Termination.....................................................38
     8.2.     Notice and Effect of Termination................................38
9.   Miscellaneous............................................................39
     9.1.     Procedure for Termination, Amendment, Extension or Waiver.......39
     9.2.     Survival of Representations and Warranties......................39
     9.3.     Notices.........................................................39
     9.4.     Expenses........................................................40
     9.5.     Headings........................................................40
     9.6.     Governing Law; Jurisdiction.....................................40
     9.7.     Assignment......................................................41
     9.8.     Officers' and Directors' Insurance; Indemnification.............41
     9.9.     ROHN and PIROD Material Adverse Effect..........................42

                                      ii
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     9.10.    Entire Agreement................................................42
     9.11.    Confidentiality.................................................42
     9.12.    Knowledge.......................................................43


Defined Term                            Section             Defined Term                Section
------------                            --------            -------------               --------
Agreement                               Preamble            PIROD Financial Statements      4.5
Applicable PIROD Merger Consideration   1.6.1               PIROD Material Adverse Effect   9.9
ASTs                                    3.18.5              PIROD Option                    1.9
Bankruptcy Court                        3.3                 PIROD Plan                      4.17
Cash Consideration                      1.6.3(a)            PIROD Real Estate               4.18.1
Cash Election Number                    1.6.4(a)            PIROD Schedule                  4
Cash Election Shares                    1.6.3(a)            PIROD Shares                    1.6.1
Cashed Shares                           1.6.6(a)            PIROD Shareholders              Preamble
Certificate of Merger                   1.2                 PIROD Shareholders
                                                              Voting Agreement              Preamble
Closing                                 2                   PIROD Stockholders Agreement    4.2
Code                                    Preamble            PIROD Warrant                   1.8.4
D&O Insurance                           9.8.1               Proration Factor                1.6.4(b)
Effective Time                          1.2                 Proxy Statement                 1.8.2
Election Date                           1.6.5(b)            RCRA                            3.18.5
Environmental Laws                      3.18.1              Retained ROHN Shares            1.6.3(b)
ERISA                                   3.17                ROHN                            Preamble
Exchange Act                            3.14                ROHN's Balance Sheet            3.6
Exchange Agent                          1.6.5(b)            ROHN Certificate                1.6.3(a)
Exchange Fund                           1.6.6(a)            ROHN A-7 Exchange Warrant       1.8.3
Financing Letter                        4.19                ROHN Class Exchange Warrant     1.8.2
Form of Election                        1.6.5(b)            ROHN Exchange Options           1.9
FTC                                     3.3                 ROHN Exchange Warrant           1.8.4
GCL                                     1.1                 ROHN Material Adverse Effect    9.9
Governmental Entity                     3.3                 ROHN Meeting                    1.10.1
Hazardous Substance                     3.18.3              ROHN Options                    3.2
HSR Act                                 5.3.1               ROHN Plan                       3.17
Jackson Exchange Warrant                1.8.1               ROHN Real Estate                3.18.1
Jackson Warrant                         1.8.1               ROHN SEC Reports                3.5
Justice                                 3.3                 ROHN Schedule                   3
Maximum Premium                         9.8.1               ROHN Shares                     Preamble
Merger                                  Preamble            ROHN Shareholders               Preamble
NASD                                    3.3                 ROHN Stockholders Agreement     Preamble
Order                                   5.3.3               SEC                             1.6.5(b)
PCBs                                    3.18.5              Securities Act                  1.10.4
Permits                                 3.21; 4.23          Superior Proposal               8.1.3(a)
Plan of Reorganization                  3.3                 Surviving Corporation           1.1
PIROD                                   Preamble            Takeover Proposal               5.1.8
PIROD's Balance Sheet                   4.6                 10-K                            3.5
PIROD Certificate                       1.6.1               10-Q                            3.5
PIROD Class A Shares                    1.6.1               Trust                           Preamble
PIROD Class A-7 Warrant                 1.8.3               Trust Voting Agreement          Preamble
PIROD Class L Warrants                  1.8.2               USTs                            3.18.5
PIROD Class L Shares                    1.6.1

     AGREEMENT AND PLAN OF MERGER, dated as of December 22, 1998 (this "Agreement"), between ROHN Industries, Inc., a Delaware corporation ("ROHN"), and PiRod Holdings, Inc., a Delaware corporation ("PIROD").

     WHEREAS, the respective boards of directors of ROHN and PIROD have approved the merger of ROHN and PIROD upon the terms and subject to the conditions set forth in this Agreement (the "Merger");

     WHEREAS, in furtherance of the Merger, the boards of directors of ROHN and PIROD have adopted resolutions approving the Merger, the voting agreements (described below), and recommending that ROHN's stockholders (the "ROHN Shareholders") and PIROD's stockholders (the "PIROD Shareholders"), respectively, vote to approve the Merger;

     WHEREAS, the Merger is intended to qualify as a reorganization under
Section 368(a)(1)(A) of the Internal Revenue Code (the "Code") with respect to the PIROD Shareholders and to be treated under the Code as a redemption of certain shares of ROHN common stock, $.01 par value ("ROHN Shares") from certain ROHN Shareholders;

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to ROHN and PIROD to enter into this Agreement, PIROD and the UNR Asbestos-Disease Claims Trust (the "Trust"), are entering into a voting agreement of even date herewith (the "Trust Voting Agreement") and ROHN and certain PIROD Shareholders are entering into a voting agreement of even date herewith (the "PIROD Shareholders Voting Agreement") pursuant to which the Trust and certain PIROD Shareholders have agreed, upon the terms and subject to the conditions set forth therein, to vote in favor of the Merger; and

     WHEREAS, concurrently with the execution of this Agreement, the Trust and all the PIROD Shareholders are entering into a Stockholders Agreement of even date herewith (the "ROHN Stockholders Agreement") pursuant to which the parties have agreed to certain matters following the Merger;

     Now, therefore, the parties hereto agree as follows:

1.   THE MERGER.

     1.1. SURVIVING CORPORATION. Upon the terms and subject to the conditions set forth in Section 6, and in accordance with the Delaware General Corporation Law (the "GCL"), at the Effective Time (as defined in Section 1.2) PIROD shall be merged with and into ROHN. As a result of the Merger, the separate corporate existence of PIROD shall cease and ROHN shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

     1.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Section 6, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") in such form as required by, and executed in accordance with the relevant provisions of, the GCL (the date and time of such filing being (the "Effective Time").

     1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of ROHN and PIROD shall vest in the Surviving Corporation, and all debts, liabilities and duties of ROHN and PIROD shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4. CERTIFICATE OF INCORPORATION; BY-LAWS.

     1.4.1. The Certificate of Incorporation of ROHN shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

     1.4.2. The By-Laws of ROHN shall be amended and restated, effective as of the Effective Time, as set forth in Exhibit 1.4.2 hereto. The By-Laws of ROHN, as so amended and restated, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     1.5. DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Surviving Corporation, shall be the directors (determined in accordance with the ROHN Stockholders Agreement) and officers of ROHN, respectively, in each case to serve until their respective successors are duly elected or appointed and qualified.

     1.6. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of PIROD, ROHN, or the holders of any of the following securities:

          1.6.1. Common Stock of PIROD. All of the shares of Class A common stock, $0.001 par value per share, of PIROD (the "PIROD Class A Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 3.7282 ROHN Shares and all of the shares of Class L common stock, $0.001 par value per share, of PIROD (the "PIROD Class L Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 61.6859 ROHN Shares (the "Applicable PIROD Merger Consideration"). The PIROD Class A Shares and the PIROD Class L Shares are referred to collectively herein as the "PIROD Shares."
     Exhibit 1.6.1 hereto lists the aggregate number of ROHN Shares that each holder of PIROD Shares will be entitled to receive upon consummation of the Merger. All PIROD Shares so converted into the right to receive the Applicable PIROD Merger Consideration shall no longer be outstanding, shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such PIROD Shares (a "PIROD Certificate") shall, to the extent such PIROD Certificate represents PIROD Shares, cease to have any rights with respect thereto, except the right to receive the Applicable PIROD Merger Consideration upon surrender of the PIROD Certificate in accordance with Section 1.6.6.

          1.6.2. Cancellation of Treasury Stock. Each PIROD Share that is owned by PIROD or by any wholly-owned subsidiary of PIROD, and each ROHN Share that is owned by ROHN or any wholly-owned subsidiary of ROHN, shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

          1.6.3. Retention or Exchange of ROHN Shares. Except as otherwise provided herein and subject to Sections 1.6.4 and 1.6.5, each ROHN Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be treated as follows:

               (a) each ROHN Share with respect to which an election to receive $3.78 in cash (the "Cash Consideration") has been made and not revoked in accordance with Section 1.6.5 (the "Cash Election Shares") shall be converted into the right to receive the Cash Consideration. All ROHN Shares so converted into the right to receive the Cash Consideration shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such ROHN Shares (a "ROHN Certificate") shall cease to have any rights with respect thereto.

               (b) each other ROHN Share (the "Retained ROHN Shares") shall be retained by the holder thereof.

          1.6.4. Proration.

          (a) Notwithstanding anything in this Agreement to the contrary, the aggregate number of ROHN Shares (the "Cash Election Number") to be converted into the right to receive the Cash Consideration shall be equal to that number obtained by dividing the Available Cash by $3.78. For purposes of this Section 1.6.4(a), Available Cash shall be equal to the least of: (A) $105.0 million; (B) the product of $3.78 multiplied by the total number of Cash Election Shares; and (C) the total borrowings made available to the Surviving Corporation at the Effective Time under its senior credit agreement for the purpose of paying the Cash Consideration plus (ii) $12.8 million, MINUS the sum of (a) the total amount of indebtedness of ROHN and PIROD to be repaid in connection with the Merger, including any and all accrued but unpaid interest thereon, premiums and prepayment penalties, if any,
     (b) the good faith estimate of the amount of fees and expenses incurred by ROHN and PIROD in connection with the Merger and the transactions contemplated thereby (including all investment banking, legal and accounting fees and expenses); and (c) the difference, if any, between the amount of cash-on-hand of the Surviving Corporation at the Effective Time and $12.8 million (but only to the extent such amount of cash-on-hand is less than $12.8 million).

          (b) If the number of Cash Election Shares is greater than the Cash Election Number, then each Cash Election Share shall (i) receive the Cash Consideration in accordance with the terms of Section 1.6.3(a) or (b) be retained as a Retained ROHN Share in accordance with the terms of Section 1.6.3(b) in the following manner:

               (i) A proration factor (the "Proration Factor") shall be determined by dividing the Cash Election Number by the total number of Cash Election Shares.

               (ii) The number of Cash Election Shares converted into the right to receive cash in accordance with the terms of Section 1.6.3(a) shall be determined by multiplying the Proration Factor by the total number of Cash Election Shares covered by such election, rounded down to the nearest whole number.

               (iii) All Cash Election Shares, other than those shares that shall receive cash in accordance with Section 1.6.4(b)(ii), shall be deemed to be Retained ROHN Shares (on a consistent basis among ROHN Shareholders who made the election referred to in
          Section 1.6.3(a), pro rata to the number of ROHN Shares as to which they made such election).

          1.6.5. Election Procedures.

          (a) Each person who, on or prior to the Election Date (as defined in Section 1.6.5(b) below), is a record holder of ROHN Shares will be entitled, subject to Section 1.6.4 hereof, to make an unconditional election on or prior to such Election Date specifying the number of ROHN Shares which he desires to have converted into the right to receive the Cash Consideration.

          (b) Subject to any required clearance by the Securities and Exchange Commission (the "SEC"), ROHN shall prepare a form of election (the "Form of Election"), which form shall be subject to the reasonable approval of PIROD, to be mailed by ROHN with the Proxy Statement (as defined below) to the record holders of ROHN Shares as of the record date for ROHN Shareholder Meeting (as defined below), which Form of Election shall be used by each record holder of ROHN Shares who elects to specify the number of ROHN Shares which he desires to have converted into the right to receive the Cash Consideration in the Merger, subject to the provisions of Section 1.6.4 hereof. ROHN will use its commercially reasonable best efforts to make the Form of Election available to all persons who become holders of ROHN Shares during the period between such record date and the Election Date, with a copy of the Proxy Statement. Any such holder's election shall have been properly made only if such bank or trust company as shall be mutually acceptable to ROHN and PIROD, acting as exchange agent (the "Exchange Agent") shall have received at its designated office, by 5:00 p.m., New York City time on the business day immediately prior to the date of the ROHN Shareholder Meeting (the "Election Date"), a Form of Election properly completed and signed and accompanied by ROHN Certificates to which such Form of Election relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of ROHN (or by an appropriate guarantee of delivery of such ROHN Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such ROHN Certificates are in fact delivered to the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such guarantee of delivery).

          (c) Any Form of Election may be revoked by the holder submitting it to the Exchange Agent only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., New York City time on the Election Date or (ii) after the Election Date, if ROHN and PIROD determine, on or prior to the Election Date, that the Closing (as hereinafter defined) is not likely to occur within three business days following the Election Date, in which case any Form of Election shall remain revocable until a subsequent date which shall be a date prior to the Closing determined by ROHN and PIROD. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by ROHN and PIROD that the Merger Agreement has been terminated. If a Form of Election is revoked, the ROHN Certificates (or guarantees of delivery, as appropriate) to which such Form of Election relates shall be promptly returned to the ROHN Shareholder submitting the same to the Exchange Agent.

          (d) The determination of the Exchange Agent shall be binding with respect to whether or not elections have been properly made or revoked pursuant to this Section 1.6.5 and when elections and revocations were received by it. If the Exchange Agent determines that any election was not properly made, such ROHN Shares shall be treated by the Exchange Agent as Retained ROHN Shares. The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 1.6.4, and any such computation shall be conclusive and binding on the holders of ROHN Shares. The Exchange Agent may, with the mutual agreement of ROHN and PIROD, make such rules as are consistent with this Section 1.6.5 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

          1.6.6.  Exchange or Retention of ROHN Shares; Exchange of PIROD
     Shares.

          (a) By the Effective Time, ROHN and PIROD shall take all steps necessary to cause to be deposited on a timely basis with the Exchange Agent in an account (the "Exchange Fund") the Cash Consideration to which holders of ROHN Shares shall be entitled at the Effective Time pursuant to Section 1.6.3(a) and Section 1.6.4(b) (the "Cashed Shares").

          (b) Promptly after the Effective Time, ROHN shall cause the Exchange Agent to mail to each record holder of a PIROD Certificate a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such PIROD Certificates shall pass, only upon proper delivery of such PIROD Certificates to the Exchange Agent and instructions for use in surrendering such PIROD Certificates and receiving the Applicable PIROD Merger Consideration in respect thereof.

          (c) Promptly after the Effective Time, the Exchange Agent shall pay to the record holder on the Election Date of ROHN Certificates that represented Cashed Shares the Cash Consideration multiplied by the number of Cashed Shares, in consideration therefor. Upon such payment, such ROHN Certificate shall forthwith be cancelled. Promptly after the Effective Time, ROHN shall also cause the Exchange Agent to mail to each record holder a certificate for the Cash Election Shares which are deemed to be Retained ROHN Shares pursuant to Section 1.6.4(b)(iii) hereof.

          (d) If the Cash Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the ROHN Certificate surrendered is registered, it shall be a condition to such right to receive such Cash Consideration that the ROHN Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such ROHN Certificate shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Cash Consideration to a person other than the registered holder of the ROHN Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (e) Until surrendered in accordance with Section 1.6.6(b), each PIROD Certificate (other than PIROD Certificates representing PIROD Shares held in the treasury of PIROD or by any wholly-owned subsidiary of PIROD) shall represent solely the right to receive the Applicable PIROD Merger Consideration relating thereto. If the Applicable PIROD Merger Consideration is to be delivered to any person other than the person in whose name the PIROD Certificate surrendered is registered, it shall be a condition to such right to receive such Applicable PIROD Merger Consideration that the PIROD Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such PIROD Certificate shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Applicable PIROD Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (f) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, securities and other documents in its possession relating to the transactions described in the Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a PIROD Certificate may surrender such PIROD Certificate to ROHN and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Applicable PIROD Merger Consideration related thereto, without any interest thereon.

          (g) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation or of PIROD of any ROHN or PIROD Shares which were outstanding immediately prior to the Effective Time and, in the case of ROHN Shares, which were entitled to the Cash Consideration. If, after the Effective Time, certificates formerly representing PIROD Shares are presented to ROHN or the Exchange Agent for exchange for the Applicable PIROD Merger Consideration, they shall be surrendered and cancelled in return for the payment of the Applicable PIROD Merger Consideration relating thereto.

          (h) None of ROHN, PIROD or the Exchange Agent shall be liable to any person in respect of any Cash Consideration or Applicable PIROD Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any PIROD Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which the Applicable PIROD Merger Consideration would otherwise escheat to or become the property of any governmental entity), any such distributions or cash in respect of such PIROD Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     1.7. FRACTIONAL SHARES. No certificate or script representing fractional ROHN Shares shall be issued upon the surrender for exchange of PIROD Certificates, no dividend or distribution of ROHN shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of ROHN. Any fractional ROHN Share interests will be settled in cash by the Exchange Agent from funds made available to it by ROHN or PIROD, such cash to be equal to the fraction of a ROHN Share to which the party surrendering a PIROD Certificate would otherwise be entitled times the average reported closing price for ROHN Shares on the Nasdaq National Market System on the five trading days preceding the Closing.

     1.8. WARRANTS OF PIROD.

     1.8.1. The Jackson Warrant.  The outstanding warrant for PIROD
     Class L Shares issued to Jackson National Life Insurance Company (the "Jackson Warrant") shall be converted into a warrant (the "Jackson Exchange Warrant") to purchase that number of ROHN Shares equal to
     61.6859 times the number of Class L PIROD Shares purchasable under the Jackson Warrant immediately prior to the Effective Time (without regard to actual restrictions on exercisability), and with other terms and conditions that are the same as the terms and conditions of such Jackson Warrant immediately before the Effective Time; provided, however, that the exercise price to purchase each ROHN Share under the Jackson Exchange Warrant will be adjusted so that the aggregate exercise price of all ROHN Shares under such Jackson Exchange Warrant is equal to the aggregate price of all PIROD Class L Shares under the Jackson Warrant so converted.

     1.8.2. Other Class L Warrants. Each of the outstanding warrants for Class L Shares other than the Jackson Warrant (each a "PIROD Class L Warrant") shall be converted into a warrant (each a "ROHN Class L Exchange Warrant") to purchase that number of ROHN Shares equal to
     46.5854 times the number of Class L PIROD Shares purchasable under the PIROD Class L Warrant immediately prior to the Effective Time (without regard to actual restrictions on exercisability), and with other terms and conditions that are the same as the terms and conditions of such PIROD Class L Warrant immediately before the Effective Time; provided, however, that the exercise price to purchase each ROHN Share under the ROHN Class L Exchange Warrant will be adjusted so that the aggregate exercise price of all ROHN Shares under such ROHN Class L Exchange Warrant is equal to the aggregate price of all PIROD Class L Shares under the PIROD Class L Warrant so converted.

     1.8.3. Class A-7 Warrants. The outstanding warrant for PIROD Class A-7 Shares (the

     "PIROD A-7 Warrant") shall be converted into a warrant (the "ROHN A-7 Exchange Warrant") to purchase that number of ROHN Shares equal to
     3.7282 times the number of Class A-7 PIROD Shares purchasable under the PIROD A-7 Warrant immediately prior to the Effective Time (without regard to actual restrictions on exercisability), and with other terms and conditions that are the same as the terms and conditions of such PIROD A-7 Warrant immediately before the Effective Time; provided, however, that the exercise price to purchase each ROHN Share under the ROHN A-7 Exchange Warrant will be adjusted so that the aggregate exercise price of all ROHN Shares under such ROHN A-7 Exchange Warrant is equal to the aggregate price of all PIROD Class A-7 Shares under the PIROD A-7 Warrant so converted.

     1.8.4. General. The Jackson Warrant, the PIROD Class L Warrants and the PIROD Class A-7 Warrant are collectively referred to as the "PIROD Warrants". The Jackson Exchange Warrant, the ROHN Class L Exchange Warrants and the ROHN A-7 Exchange Warrant are each referred to as a "ROHN Exchange Warrant". Exhibit 1.8.4 hereto lists the number of ROHN Shares, and the exercise price per share thereof, that will be issuable pursuant to each ROHN Exchange Warrant to be issued in connection with Merger upon conversion of the PIROD Warrants. In connection with the issuance of the ROHN Exchange Warrants, ROHN shall
     (i) reserve for issuance the number of ROHN Shares that will in the aggregate become subject to the ROHN Exchange Warrants pursuant to this Section 1.8 and (ii) from and after the Effective Time, upon the exercise of the ROHN Exchange Warrants, make available for issuance all ROHN shares covered thereby, subject to the terms and conditions applicable thereto.

     1.9. OPTIONS OF PIROD. Each of the outstanding stock options issued under PIROD's 1997 Stock Option Plan (each a "PIROD Option") shall be converted into an option (each a "ROHN Exchange Option") to purchase that number of ROHN Shares equal to the Applicable PIROD Merger Consideration times the number of PIROD Shares of the applicable class purchasable under the PIROD Option immediately prior to the Effective Time (without regard to actual restrictions on exercisability), and with other terms and conditions that are the same as the terms and conditions of such PIROD Option immediately before the Effective Time; provided, however, that the exercise price to purchase each ROHN Share under a ROHN Exchange Option will be adjusted so that the aggregate exercise price of all ROHN Shares under such ROHN Exchange Option is equal to the aggregate exercise price of all PIROD Shares under the PIROD Option so converted. Exhibit
1.9 hereto lists the number of ROHN Shares, and the exercise price per share thereof, that will be issuable pursuant to each ROHN Exchange Option to be issued in connection with the Merger. The ROHN Exchange Options shall satisfy the provisions of Section 424(a) of the Code. In connection with the issuance of the ROHN Exchange Options, ROHN shall (i) reserve for issuance the number of ROHN Shares that will become subject to the ROHN Exchange Options pursuant to this Section 1.9 and (ii) from and after the Effective Time, upon the exercise of the ROHN Exchange Options, make available for issuance all ROHN Shares covered thereby, subject to the terms and conditions applicable thereto.

     1.10. ROHN SHAREHOLDER MEETING. ROHN, acting through its board of directors, shall, in accordance with applicable law:

          1.10.1. duly call, give notice of, convene and hold an annual or special meeting of ROHN Shareholders (the "ROHN Meeting") as soon as practicable for the purpose of approving and adopting this Agreement;

          1.10.2. subject to a determination in good faith by ROHN's board of directors of its fiduciary duties under applicable law, include in the proxy statement for, or any information statement with respect to, the ROHN Meeting (the "Proxy Statement") the recommendation of its board of directors that ROHN Shareholders vote in favor of the approval and adoption of this Agreement; and

          1.10.3. use all commercially reasonable best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement, and, after consultation with PIROD, respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version of the Proxy Statement and cause the Proxy Statement to be mailed to ROHN Shareholders at the earliest practicable time, and (ii) subject to the fiduciary duties of the board of directors under applicable law, to obtain the necessary approval of the Merger by ROHN Shareholders.

          1.10.4 use commercially reasonable best efforts to prepare and file with the SEC, and have declared effective by the SEC, a registration statement on Form S-4 registering under the Securities Act of 1933 (the "Securities Act") the ROHN Shares issuable in the Merger.

     1.11. PIROD SHAREHOLDER ACTION.  PIROD shall cause the PIROD
Shareholders to take all action necessary, in accordance with applicable law, to approve this Agreement as soon as reasonably practicable.

     1.12. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable
(a) to vest, perfect or confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of ROHN or PIROD or (b) to otherwise carry out the provisions of this Agreement, each of ROHN and PIROD and its directors and officers shall be deemed to have granted to such Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the directors and officers of the Surviving Corporation are authorized in the name of ROHN and PIROD, as the case may be, or otherwise to take any and all such action.

2.   CLOSING.

     Immediately preceding and consummating with the filing of the Certificate of Merger referred to in Section 1.2, a closing (the "Closing") shall take place at such date, time and place, subject to Section 9 hereof, as the parties may agree upon as soon as practicable after the satisfaction of the conditions (or due waiver thereof) set forth in Section 6. The time and date of the Closing are referred to in this Agreement as the Closing Date.

3.   REPRESENTATIONS AND WARRANTIES OF ROHN.

     ROHN represents and warrants (except as set forth in the 10-K or 10-Q, as herein defined, or in that certain schedule dated the date hereof (the "ROHN Schedule") and delivered to PIROD prior to the execution hereof) that:

     3.1. ORGANIZATION, GOOD STANDING, ETC. ROHN and each of its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the respective states of their incorporation, have all requisite power to own their properties and to carry on their businesses as now being conducted and are duly qualified to do business and are in good standing in all other jurisdictions in which qualification as a foreign corporation is required, except for such failure to be qualified and in good standing, if any, which when taken together with all other such failures of ROHN and its subsidiaries would not in the aggregate have a ROHN Material Adverse Effect (as defined in Section 9.9). Each such corporation, state or country of incorporation and jurisdiction is set forth in Section 3.1 of the ROHN Schedule. ROHN has heretofore made available to PIROD a complete and correct copy of the Certificate of Incorporation and the By-Laws or equivalent organizational documents, each as amended to the date of this Agreement, of ROHN and each of its subsidiaries. Such Certificates of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Neither ROHN nor any subsidiary is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents, except for such violations that would not, individually or in the aggregate, have a ROHN Material Adverse Effect.

     3.2. AUTHORIZED ROHN SHARES, ABSENCE OF OPTIONS, WARRANTS, ETC. The authorized capital stock of ROHN consists of 60,000,000 ROHN Shares, of which 52,816,009 ROHN Shares are issued and outstanding as of the date of this Agreement and 635,016 ROHN Shares are held in its treasury. All of the outstanding ROHN Shares are, and all ROHN Shares issuable upon due exercise of outstanding employee stock options ("ROHN Options") will be, when issued in accordance with the terms of the ROHN Options, duly authorized, validly issued, fully paid and nonassessable by ROHN. There are no voting trusts or other agreements or understandings with respect to the voting of any ROHN Shares known to ROHN (other than the Trust Voting Agreement); and there are no outstanding options, warrants, calls, rights of conversion or exchange or other rights, commitments or agreements of any character relating to the authorized or issued ROHN

Shares known to ROHN, except for the exercise rights of the holders of ROHN Options with respect to a maximum of 1,160,000 ROHN Shares, agreements with respect to a maximum of 280,000 ROHN Shares issued pursuant to Restricted Stock Agreements, which ROHN Options (with numbers of ROHN Shares, exercise prices, holders and duration) and Restricted Stock Agreements (with the number of ROHN Shares covered by each agreement and parties thereto) are set forth on Section
3.3 of the ROHN Schedule, and the need for Bankruptcy Court approval of a sale of the Shares by the Trust as noted in Section 3.3 below. ROHN is the owner of all outstanding capital stock of each of its subsidiaries; no capital stock of any of such subsidiaries is held in the treasury of any of such subsidiaries; there are no other shares of capital stock of any class of any of such subsidiaries reserved for issuance as of the date of this Agreement; there are no voting trusts or other agreements or understandings with respect to the voting of any of the equity securities of such subsidiaries; and there are no outstanding options, warrants, calls, rights of conversion or exchange or other rights, commitments or agreements of any character relating to equity securities of any of such subsidiaries. All such capital stock has been duly authorized and validly issued and is fully paid and non-assessable. Section 3.2 of the ROHN Schedule lists all stocks, bonds, debentures and other interests in or securities of such subsidiaries and of other business enterprises owned by ROHN or any of its subsidiaries.

     3.3. EFFECT OF AGREEMENT. The execution, delivery and performance by ROHN of this Agreement and the consummation by ROHN of the transactions contemplated hereby are within ROHN's corporate powers and, except for any required approval by the ROHN Shareholders by majority vote in connection with the consummation of the Merger, have been duly authorized by all necessary corporate and stockholder action. This Agreement constitutes a valid and binding agreement of ROHN, enforceable against ROHN in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar law affecting creditors' rights generally and general principles of equity. The execution and delivery of this Agreement by ROHN and the consummation of the Merger have been duly authorized by the board of directors of ROHN, do not require the consent, approval or authorization of or filing with any person or any Federal, state or local government or any court, administrative agency or commission or other domestic or foreign governmental authority or agency (a "Governmental Entity") other than the approval of ROHN Shareholders at the ROHN Shareholder Meeting, the filing of the Certificate of Merger contemplated by
Section 1.2, the filings with the SEC, the National Association of Securities Dealers, Inc. ("NASD"), the Federal Trade Commission (the "FTC") and the U.S. Department of Justice ("Justice") contemplated by Section 5.3.1, the approval of the sale of ROHN Shares held by the Trust by the United States District Court for Northern District of Illinois, Eastern Division (the "Bankruptcy Court") as provided in the Consolidated Plan of Reorganization dated March 14, 1989 (the "Plan of Reorganization") and the consents, waivers or approvals from persons party to specified contracts listed in Section 3.3 of the ROHN Schedule and will not, subject to obtaining the aforesaid consents, waivers or approvals and making the aforesaid filings, and except such as would not reasonably be expected to have a ROHN

Material Adverse Effect, violate any law, statute, regulation, injunction, order or decree of any governmental agency or authority or court, or conflict with or result in a breach of or constitute a default under any of the terms or provisions of any mortgage, note, bond or indenture or material obligation to which ROHN or any of its subsidiaries is a party or by which it or any of its or their properties may be bound. Subject to securing the consents, waivers and approvals required under the agreements set forth in Section 3.3 of the ROHN Schedule, the execution and delivery of this Agreement by ROHN and the consummation of the Merger will not give to others any interests or rights, including rights of termination or cancellation, in or with respect to any material property, asset, contract, agreement, license or other commitment or instrument of ROHN or any of its subsidiaries, except as would not reasonably be expected to have a ROHN Material Adverse Effect.

     3.4. CONTRACTS AND COMMITMENTS. Neither ROHN nor any of its subsidiaries is in breach or violation of or in default (i) under any of the terms or provisions of any mortgages, leases, notes, bonds, indentures, commitments, contracts, agreements, licenses or other instruments to which such corporation is a party or by which it or any of its properties is bound and which is listed in Section 3.4 of the ROHN Schedule or which singularly is or in the aggregate are otherwise material to the business, properties, financial condition or operations of such corporation, (ii) under any law, judgment or decree, or any order, rule or regulation applicable to such corporation or to any of its properties or (iii) in the payment of any of its obligations for borrowed funds, and there exists no known condition or known event which, after notice or lapse of time or both, would constitute a default in connection with any of the foregoing, except any such breach, violation or default that would not reasonably be expected to have a ROHN Material Adverse Effect. Section 3.4 of the ROHN Schedule contains a correct and complete list of the following:
(i) each loan, credit agreement, guarantee, indenture, note, mortgage, security agreement or similar document or instrument to which ROHN or any of its subsidiaries is a party or by which any of ROHN's or any of its subsidiaries' assets or properties are bound; (ii) each lease of personal property to which ROHN or any of its subsidiaries is a party or by which any of ROHN or its subsidiaries are bound; and (iii) any other agreement, contract or commitment to which ROHN or any of its subsidiaries is a party or by which any of ROHN's or any of its subsidiaries' assets or properties are bound which is a collective bargaining agreement or which involves a future commitment by ROHN or any of its subsidiaries in excess of $25,000 and which cannot be terminated without liability on 90 days or less notice (the "ROHN Material Contracts"). ROHN has delivered to PIROD a true and complete copy of each of the ROHN Material Contracts. Each of the ROHN Material Contracts is a valid and binding obligation of ROHN or its subsidiary, as applicable, enforceable in accordance with its terms, and is in full force and effect, subject to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally.

     3.5. SEC FILINGS; FINANCIAL STATEMENTS. ROHN has filed all forms, reports, registrations, proxy statements, schedules and documents required to be filed by it with the SEC since January 1, 1996 and has heretofore made available to PIROD, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "10-K"), (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998 (the last such Report referred to as the "10-Q"), (iii) all proxy statements relating to ROHN's meetings of stockholders (whether annual or special) held since January 1, 1996 and (iv) all other forms, reports, other registration statements and schedules (other than the quarterly reports not referred to in clause (ii) above and preliminary materials) filed by ROHN with the SEC since January 1, 1996 (the forms, reports and other documents referred to in clauses (i), (ii), (iii) and (iv) above being referred to herein collectively, as the "ROHN SEC Reports"). The ROHN SEC Reports and any forms, reports and other documents filed by ROHN with the SEC after the date of this Agreement (x) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of circumstances under which they were made, not misleading. Except to the extent that the information contained in the ROHN SEC Reports has been revised or superseded by a later filed ROHN SEC Report, the ROHN SEC Reports do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No subsidiary of ROHN is required to file any form, report or other document with the SEC.
The financial statements contained in the 10-K and the 10-Q fairly present the consolidated financial condition of ROHN and all its subsidiaries as at the dates thereof and the consolidated results of operations and changes in financial position for the periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein or, in the case of unaudited financial statements, as permitted by Form 10-Q). For the purposes of this Agreement, all financial statements of ROHN shall be deemed to include any notes to such financial statements.

     3.6. ABSENCE OF LIABILITIES. Except for liabilities or obligations which would not reasonably be expected to have a ROHN Material Adverse Effect, neither ROHN nor any of its subsidiaries has any material liabilities or obligations, either accrued, absolute, contingent or otherwise, which have not been (i) reflected in ROHN's Balance Sheet as of September 30, 1998, referred to in
Section 3.5 ("ROHN's Balance Sheet"), (ii) specifically described in Section 3.6 of the ROHN Schedule, (iii) incurred in the ordinary course of ROHN's business since September 30, 1998, or (iv) incurred under or in connection with this Agreement.

     3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1998, except as disclosed in Section 3.7 of the ROHN Schedule, (i) neither ROHN nor any of its subsidiaries has sustained any damage, destruction or loss by reason of fire, flood, accident or other calamity (whether or not covered by insurance) that would reasonably be expected to have a ROHN Material Adverse Effect; (ii) there have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, obligations or liabilities (fixed or contingent) of ROHN or any of its subsidiaries that would reasonably be expected to have a ROHN Material Adverse Effect; (iii) neither ROHN nor any of its subsidiaries has incurred any obligation for the payment of money extending more than one year, except for operating leases entered into in the ordinary course of business; (iv) neither ROHN nor any of its subsidiaries has paid any obligation or liability (fixed or contingent) except current liabilities included in ROHN's Balance Sheet and current liabilities incurred since September 30, 1998 in the ordinary course of business or pursuant to the terms of this Agreement; (v) ROHN has not declared any other dividend or other distribution on or with respect to any ROHN Shares; (vi) ROHN has not purchased, redeemed or otherwise acquired for a consideration, directly or indirectly, any ROHN Shares or other securities of ROHN; (vii) neither ROHN nor any of its subsidiaries has disposed of, or agreed to dispose of, any material property or asset, other than in the ordinary course of business and for a consideration at least equal to the fair value of such property or asset, nor has it leased to others, or agreed so to lease, any property or asset except in the ordinary course of business and for a consideration at least equal to the fair rental value of such property or asset; (viii) neither ROHN nor any of its subsidiaries has made any expenditures or commitments for the purchase, acquisition, construction or improvement of a capital asset except in the ordinary course of business and in an aggregate amount not exceeding $500,000; (ix) neither ROHN nor any of its subsidiaries has amended its Certificate or Articles of Incorporation or By-Laws; (x) neither ROHN nor any of its subsidiaries has (A) granted any severance or termination pay to any director, officer or employee of ROHN or any subsidiary, (B) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of ROHN or any subsidiary, (C) increased benefits payable under any existing severance or termination pay policies or employment agreements, (D) increased compensation, bonus or other benefits payable to directors, officers or employees of ROHN or any subsidiary or (E) entered into any new, or amended or modified any existing, collective bargaining agreement; (xi) ROHN has not effected any split, combination or reclassification of any shares of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;
(xii) neither ROHN nor any of its subsidiaries has made any change in accounting methods, principles or practices by ROHN or its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of ROHN or its subsidiaries, except insofar as may be required by a change in generally accepted accounting principles; and (xiii) except as set forth above, neither ROHN nor any of its subsidiaries has entered into any other transaction or contract other than in the ordinary course of business.

     3.8. TAX AND OTHER RETURNS. Except as set forth in Section 3.8 of the ROHN Schedule (i) all material federal tax returns and tax reports required to be filed by ROHN or any of its subsidiaries have been filed with the appropriate governmental agencies where such returns and reports are required to be filed;
(ii) all material state and local tax returns and tax reports required to be filed by ROHN or any of its subsidiaries in those states where either ROHN or any of its subsidiaries have qualified to do business, and which relate to income, profits, franchise or property taxes, have been filed with the appropriate governmental agencies in such jurisdiction; (iii) all federal, state, local and foreign income, profits and franchise taxes (including interest and penalties) shown due on the tax returns and tax reports referred to in (i) and (ii) of this paragraph have been fully paid or adequately reflected as a liability on ROHN's Balance Sheet; (iv) no waivers of statutes of limitation have been given or requested; and (v) there are no potential federal tax deficiencies or state and local tax deficiencies with respect to the returns and reports filed by ROHN and referred to in (i) and (ii) of this paragraph which may arise from issues which have been raised or which have not yet been raised but which reasonably might be expected to be raised by the Internal Revenue Service or appropriate governmental agencies and reasonably might be expected to have a ROHN Material Adverse Effect.

     3.9. EMPLOYMENT ARRANGEMENTS. Except as disclosed in Section 3.9 of the ROHN Schedule, neither ROHN nor any of its subsidiaries is a party to any employment, commission or consultant contract, written or oral, with any present or former officer, director or employee, or any collective bargaining agreement, nor does ROHN or any of its subsidiaries have any ROHN Plans (as defined in Section 3.17). Except as disclosed in Section 3.9 of the ROHN Schedule, since September 30, 1998 there has been no change in any such plan or arrangement or in compensation to any director or officer, or any change, either material in amount or other than in the ordinary course of business, in compensation to any other employee of ROHN or any of its subsidiaries.

     3.10. PROPERTY. ROHN and each of its subsidiaries have good and marketable title in fee simple to all of the real property respectively owned by them, and good and marketable title to all of the other tangible properties and assets respectively owned by them, free and clear of all mortgages, liens, pledges, restrictions, charges or encumbrances of any nature whatsoever, except (i) liens for taxes not yet delinquent; (ii) liens being contested in good faith by appropriate proceedings; (iii) such imperfections of title and encumbrances, if any, as do not materially detract from the value of, or materially interfere with the present use of, such property; and (iv) for those listed in Section 3.10 of the ROHN Schedule. Neither ROHN nor any of its subsidiaries has received notice of violation of any zoning regulation, ordinance or other law, order, regulation or requirement relating to real property owned or leased by it which violation would reasonably be expected to have a ROHN Material Adverse Effect.

     3.11. PATENTS, TRADEMARKS, ETC. Section 3.11 of the ROHN Schedule correctly lists all domestic and foreign letters patent, patent applications, patent and know-how licenses, royalty agreements, trade names, trademark registrations and applications, common law trademarks, copyrights and copyright registrations and applications held by ROHN or any of its subsidiaries. Unless otherwise indicated in the ROHN Schedule, ROHN or such subsidiary owns the entire right, title and interest in and to the same. All such letters patent, patent applications, patent and know-how licenses, royalty agreements, trade names, trademark registrations and applications, common law trademarks, copyrights, copyright registrations and applications are subject to no pending or, to the best of the knowledge of ROHN or any of its subsidiaries, threatened litigation or other adverse claims except as set forth in Section 3.11 of the ROHN Schedule. Neither ROHN nor any of its subsidiaries has received notice that the use by it of such patents, trademarks, trade name rights or copyrights infringe upon or conflict with any patent, trademark, trade name right or copyright of others.

     3.12. ABSENCE OF DEFAULTS BY OTHERS. No party with whom ROHN or any of its subsidiaries has an agreement which is of material importance to the business, properties, financial condition or operations of ROHN or any of its subsidiaries is in default thereunder, except a default which would not reasonably be expected to have a ROHN Material Adverse Effect.

     3.13. LITIGATION. Except as disclosed in Section 3.13 of the ROHN Schedule, neither ROHN nor any of its subsidiaries is a party to or threatened with any litigation, governmental or other proceeding, investigation, strike or other labor dispute or other controversy which might affect the validity of this Agreement or which, individually or in the aggregate, might reasonably be expected to have a ROHN Material Adverse Effect, and there is no outstanding order, writ, injunction or decree of any Governmental Entity against or affecting ROHN or any of its subsidiaries or a material portion of their respective businesses, properties, assets or goodwill.

     3.14. DISCLOSURE DOCUMENTS.

          3.14.1. Each document required to be filed by ROHN with the SEC in connection with the transactions contemplated by this Agreement will, when filed, comply as to form with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and none of the information supplied or to be supplied by ROHN for inclusion in any such document filed by ROHN or PIROD will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          3.14.2. At the time the ROHN Proxy Statement or any amendment or supplement thereto is first mailed to the ROHN Shareholders and at the time such shareholders vote on adoption of this Agreement, the ROHN Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          3.14.3. The representations in this Section 3.14 shall not apply to any information in such documents which is supplied by or on behalf of PIROD.

     3.15. BROKERS' AND FINDERS' FEES. Except as disclosed in Section 3.15 of the ROHN Schedule, no agent, broker, person or firm acting on behalf of ROHN or under its authority has claimed or is or will be entitled to any commission or broker's or finder's fee from ROHN in connection with the transactions contemplated by this Agreement. True and complete copies of any agreements regarding any such commission or fee have been provided to PIROD.

     3.16. INSURANCE. Section 3.16 of the ROHN Schedule correctly lists and briefly describes all policies of fire, liability, workmen's compensation, life, business interruption and other types of insurance held by ROHN or any of its subsidiaries. All such insurance policies are in full force and effect.

     3.17. PENSION, RETIREMENT AND PROFIT SHARING PLANS. Section 3.17 of the ROHN Schedule lists each pension, profit sharing, stock-bonus, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock purchase, performance share, bonus or other incentive plan, severance plan, health or welfare plan or other similar plan, agreement, arrangement or understanding, whether or not reduced to writing and whether or not such plan is or is intended to be qualified under Section 401(a) of the Code, including, without limitation, any employee welfare benefit plan or employee pension benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ROHN Plan"), maintained or sponsored by ROHN or any of its subsidiaries. Each ROHN Plan is in full force and effect and has been administered in all material respects in accordance with its terms and is and has been, and each plan administrator and fiduciary of a ROHN Plan is and has been, in compliance in all material respects with all applicable requirements of ERISA (including the funding, reporting and disclosure and prohibited transaction provisions thereof) and other applicable laws, regulations and rulings. Each ROHN Plan intended to qualify under Section 401(a) of the Code is so qualified. Except as set forth in Section 3.17 of the ROHN Schedule, no ROHN Plan is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multi-employer plan" (within the meaning of Section 3(37) of ERISA), has terminated or partially terminated and no complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any such multi-employer plan has occurred. ROHN or one of its subsidiaries has made, accrued or provided for all contributions required under each ROHN Plan.

     3.18. ENVIRONMENTAL MATTERS.

     Except as disclosed in Section 3.18 of the ROHN Schedule, to ROHN's knowledge and except such as could not reasonably be expected to have a ROHN Material Adverse Effect:

          3.18.1. ROHN and its current subsidiaries, and all properties currently owned or leased by ROHN and its subsidiaries (collectively "ROHN Real Estate"), are in compliance with all applicable environmental and health and safety laws (collectively "Environmental Laws"). Properties and subsidiaries formerly owned by ROHN were, as of the date of sale or divestiture of those properties or subsidiaries, in compliance with all Environmental Laws.

          3.18.2. Neither ROHN nor any of its current subsidiaries has received any written notice within the past five years that ROHN or its current or former subsidiaries has any liability, responsibility or obligation, whether fixed, unliquidated, absolute or contingent, under any Environmental Laws, or that they are subject to threatened or pending claims, actions, suits, proceedings or investigations under such laws, for fines or penalties, or for investigation, expense, removal or response action to effect compliance with or discharge any obligation or claim under such laws.

          3.18.3. There is no past or continuing release or threat of release, without an issued permit or permit application, of any hazardous substance as defined in 42 U.S.C. Section 9601(14) or petroleum, including crude oil or any fraction thereof (collectively, "Hazardous Substance") into the environment, at or from the ROHN Real Estate that necessitates reporting or response actions under Environmental Law. There was no past release, without an issued permit or permit application, of any Hazardous Substances into the environment, at or from a facility formerly owned or operated by ROHN or a former subsidiary of ROHN where the release occurred prior to the time such facility or subsidiary was sold or divested by ROHN, that necessitated reporting or response actions by PIROD or its former subsidiary where such response action was not completed.

          3.18.4. There have been no Hazardous Substances used or generated by ROHN or any of its current subsidiaries, or former subsidiaries prior to their sale or divestiture from ROHN, that have been disposed of or come to rest at any site that has been included on the National Priorities List, or any comparable state or local list.

          3.18.5. There never has been any and there are no underground or above-ground storage tanks ("USTs" or "ASTs") located on, and there are no polychlorinated biphenyls ("PCBs"), PCB-containing equipment, or hazardous waste as defined by the Resource Conservation and Recovery Act ("RCRA") or comparable state or local laws, disposed on the ROHN Real Estate. Prior to the sale or divestiture of such other real property previously owned, leased or used by ROHN or any of its former subsidiaries, there were no USTs or ASTs located on such property or PCBs or hazardous waste disposed of on such properties where such USTs, ASTs, PCBs or hazardous waste had not been removed in accordance with Environmental Laws.

          3.18.6. There currently are no Hazardous Substances in the soil or groundwater at, or migrating from any ROHN Real Estate, the concentration of which exceeds the most lenient of applicable federal or state standards consistent with the future industrial use of the ROHN Real Estate.

     3.19. LABOR MATTERS. Except as set forth in Section 3.19 of the ROHN Schedule, ROHN and each of its subsidiaries are, and for the past three years have remained, in compliance with all currently applicable laws respecting labor and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, except where the failure to comply with which or engagement in which, as the case may be, individually or in the aggregate, has not had, and would not reasonably be expected to have, a ROHN Material Adverse Effect. There is no unfair labor practice charge or complaint pending or, to the knowledge of ROHN, threatened against ROHN before the National Labor Relations Board. Except as otherwise set forth in Section
3.19 of the ROHN Schedule, there are no strikes, slowdowns, union organizational or union decertification campaigns or other protected concerted activity under the National Labor Relations Act or, to the knowledge of ROHN, threats thereof, by or with respect to any employees of ROHN.

     3.20. COMPLIANCE WITH LAWS AND COURT ORDERS. Neither ROHN nor any of its subsidiaries is in violation of, or has for the past three years violated, and to the knowledge of ROHN none is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, in each case, by any governmental agency or authority, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a ROHN Material Adverse Effect.

     3.21. LICENSES AND PERMITS. Except as set forth on Section 3.21 of the ROHN Schedule or except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a ROHN Material Adverse Effect,
(i) the Permits are valid and in full force and effect, (ii) neither ROHN or any subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and
(iii) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. "Permits" for purposes of this Section 3.21 means each material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of ROHN and its subsidiaries.

4.   REPRESENTATIONS AND WARRANTIES OF PIROD.

     PIROD represents and warrants (except as set forth in the April 1998 Confidential Memorandum and in the PIROD Financial Statements (as defined below) and in that certain schedule dated the date hereof (the "PIROD Schedule"), all of which have been delivered to ROHN prior to the execution hereof) that:

     4.1. ORGANIZATION, GOOD STANDING, ETC. PIROD and each of its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the respective states of their incorporation, have all requisite power to own their properties and to carry on their businesses as now being conducted and are duly qualified to do business and are in good standing in all other jurisdictions in which qualification as a foreign corporation is required, except for such failure to be qualified and in good standing, if any, which when taken together with all other such failures of PIROD and its subsidiaries would not in the aggregate have a PIROD Material Adverse Effect (as defined in Section 9.9). Each such corporation, state or country of incorporation and jurisdiction is set forth in Section 4.1 of the PIROD Schedule. PIROD has heretofore made available to ROHN a complete and correct copy of the Certificate of Incorporation and the By-Laws or equivalent organizational documents, each as amended to the date of this Agreement, of PIROD and each of its subsidiaries. Such Certificates of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Neither PIROD nor any subsidiary is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents, except for such violations that would not, individually or in the aggregate, have a PIROD Material Adverse Effect.

     4.2. AUTHORIZED SHARES, ABSENCE OF OPTIONS, WARRANTS, ETC. The authorized capital stock of PIROD consists of 19,178,000 shares of Class A-1 Common Stock of PiRod (the "Class A-1 Common"), 235,000 shares of Class A-2 Common Stock of PiRod (the "Class A-2 Common"), 61,000 shares of Class A-3 Common Stock of PiRod (the "Class A-3 Common"), 35,000 shares of Class A-4 Common Stock of PiRod (the "Class A-4 Common"), 25,000 shares of Class A-5 Common Stock of PiRod (the "Class A-5 Common"), 355,000 shares of Class A-6 Common Stock of PiRod (the "Class A-6 Common"), 21,000 shares of Class A-7 Common Stock of PiRod (the "Class A-7 Common"), and 90,000 shares of Class L Common Stock of PiRod (the "Class L Common"). As of the date of this Agreement, 88,289 shares of Class A-1 Common, 232,099 shares of Class A-2 Common, 60,146 shares of Class A-3 Common, 28,420 shares of Class A-4 Common, 20,653 shares of Class A-5 Common, 351,497 shares of Class A-6 Common and 76,776 shares of Class L Common are issued and outstanding. No PiRod Shares are held in treasury. All of the outstanding PIROD Shares are, and all PIROD Shares issuable upon due exercise of outstanding PIROD Options and PIROD Warrants will be, when issued in accordance with the terms of the PIROD Options and PIROD Warrants, duly authorized, validly issued, fully paid and nonassessable by PIROD. There are no voting trusts or other agreements or understandings with respect to the voting of any such Shares known to PIROD (other than the PIROD Shareholders Voting Agreement and the Stockholders Agreement dated as of August 28, 1996 (the "PIROD Stockholders Agreement"), a true and complete copy of which has been delivered to ROHN by PIROD); and there are no outstanding options, warrants, calls, rights of conversion or exchange or other rights, commitments or agreements of any character relating to the authorized or issued PIROD Shares known to PIROD, except for (i) as set forth in PIROD's Certificate of Incorporation, the Stockholders Agreement and the PIROD Shareholders Voting Agreement and
(ii) exercise of rights of the holders of PIROD Options with respect to a maximum of 12,250 shares of Class A-1 Common and of the holders of PIROD Warrants with respect to a maximum of 20,028 shares of Class A-7 Common and 12,238 shares of Class L Common, which PIROD Options and PIROD Warrants (with numbers and classes of PIROD Shares, exercise prices, holders and duration) are set forth on Section 4.2 of the PIROD Schedule, PIROD is the owner of all outstanding capital stock of each of its subsidiaries; no capital stock of any of such subsidiaries is held in the treasury of any of such subsidiaries; there are no other shares of capital stock of any class of any of such subsidiaries reserved for issuance as of the date of this Agreement; there are no voting trusts or other agreements or understandings with respect to the voting of any of the equity securities of such subsidiaries; and there are no outstanding options, warrants, calls, rights of conversion or exchange or other rights, commitments or agreements of any character relating to equity securities of any of such subsidiaries. All such capital stock has been duly authorized and validly issued and is fully paid and non-assessable. Section 4.2 of the PIROD Schedule lists all stocks, bonds, debentures and other interests in or securities of such subsidiaries and of other business enterprises owned by PIROD or any of its subsidiaries.

     4.3. EFFECT OF AGREEMENT. The execution, delivery and performance by PIROD of this Agreement and the consummation by PIROD of the transactions contemplated hereby are within PIROD's corporate powers and, except for any required approval by the PIROD Shareholders by majority vote in connection with the consummation of the Merger, have been duly authorized by all necessary corporate and stockholder action. This Agreement constitutes a valid and binding agreement of PIROD, enforceable against PIROD in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar law affecting creditors' rights generally and general principles of equity. The execution and delivery of this Agreement by PIROD and the consummation of the Merger have been duly authorized by the board of directors of PIROD, do not require the consent, approval or authorization of or filing with any person or any Governmental Entity other than the approval of PIROD Shareholders, the filing of the Certificate of Merger contemplated by Section 1.2, the filings with the SEC, the NASD, the FTC and Justice contemplated by Section 5.3.1, and the consents, waivers or approvals from persons party to specified contracts listed in Section 4.3 of the PIROD Schedule and will not, subject to obtaining the aforesaid consents, waivers or approvals and making the aforesaid filings, and except such as would not reasonably be expected to have a PIROD Material Adverse Effect, violate any law, statute, regulation, injunction, order or decree of any governmental agency or authority or court, or conflict with or result in a breach of or constitute a default under any of the terms or provisions of any mortgage, note, bond or indenture or material obligation to which PIROD or any of its subsidiaries is a party or by which it or any of its or their properties may be bound. Subject to securing the consents, waivers and approvals required under the agreements set forth in Section 4.3 of the PIROD Schedule, the execution and delivery of this Agreement by PIROD and the consummation of the Merger will not give to others any interests or rights, including rights of termination or cancellation, in or with respect to any material property, asset, contract, agreement, license or other commitment or instrument of PIROD or any of its subsidiaries, except as would not reasonably be expected to have a PIROD Material Adverse Effect.

     4.4. CONTRACTS AND COMMITMENTS. Neither PIROD nor any of its subsidiaries is in breach or violation of or in default (i) under any of the terms or provisions of any mortgages, leases, notes, bonds, indentures, commitments, contracts, agreements, licenses or other instruments to which such corporation is a party or by which it or any of its properties is bound and which is listed in Section 4.4 of the PIROD Schedule or which singularly is or in the aggregate are otherwise material to the business, properties, financial condition or operations of such corporation, (ii) under any law, judgment or decree, or any order, rule or regulation applicable to such corporation or to any of its properties or (iii) in the payment of any of its obligations for borrowed funds, and there exists no known condition or known event which, after notice or lapse of time or both, would constitute a default in connection with any of the foregoing, except any such breach, violation or default that would not reasonably be expected to have a PIROD Material Adverse Effect. Section 4.4 of the PIROD Schedule contains a correct and complete list of the following: (i) each loan, credit agreement, guarantee, indenture, note, mortgage, security agreement or similar document or instrument to which PIROD or any of its subsidiaries is a party or by which any of PIROD's or any of its subsidiaries' assets or properties are bound; (ii) each lease of personal property to which PIROD or any of its subsidiaries is a party or by which any of PIROD or its subsidiaries are bound; and (iii) any other agreement, contract or commitment to which PIROD or any of its subsidiaries is a party or by which any of PIROD's or any of its subsidiaries' assets or properties are bound which is a collective bargaining agreement or which involves a future commitment by PIROD or any of its subsidiaries in excess of $25,000 and which cannot be terminated without liability on 90 days or less notice (the "PIROD Material Contracts"). PIROD has delivered to ROHN a true and complete copy of each of the PIROD Material Contracts. Each of the PIROD Material Contracts is a valid and binding obligation of PIROD or its subsidiary, as applicable, enforceable in accordance with its terms, and is in full force and effect, subject to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally.

     4.5. FINANCIAL STATEMENTS. PIROD heretofore has delivered to ROHN a true and complete copy of (i) PIROD's consolidated balance sheets of PIROD and all its subsidiaries as of December 28, 1997 and December 29, 1996 and the related statements of earnings and changes in financial position for the period from July 24, 1996 to December 29, 1996 and the year ended December 31, 1997 as audited by PricewaterhouseCoopers and (ii) PIROD's unaudited consolidated balance sheets and the related statements of earnings and changes in financial position of PIROD and all its subsidiaries for the three- and nine-month periods ended September 27, 1998 and 1997 (the "PIROD Financial Statements"). The PIROD Financial Statements fairly present the consolidated financial condition of PIROD and all its subsidiaries as at the dates thereof and the consolidated results of operations and changes in financial position for the periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein). For the purposes of this Agreement, all PIROD Financial Statements shall be deemed to include any notes to such financial statements.

     4.6. ABSENCE OF LIABILITIES. Except for liabilities or obligations which would not reasonably be expected to have a PIROD Material Adverse Effect, neither PIROD nor any of its subsidiaries has any material liabilities or obligations, either accrued, absolute, contingent or otherwise, which have not been (i) reflected in PIROD's Balance Sheet as of September 27, 1998, referred to in Section 4.5 ("PIROD's Balance Sheet"),
(ii) specifically described in Section 4.6 of the PIROD Schedule, (iii) incurred in the ordinary course of PIROD's business since September 27, 1998, or (iv) incurred under or in connection with this Agreement.

     4.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 27, 1998, except as disclosed in Section 4.7 of the PIROD Schedule, (i) neither PIROD nor any of its subsidiaries has sustained any damage, destruction or loss by reason of fire, flood, accident or other calamity (whether or not covered by insurance) that would reasonably be expected to have a PIROD Material Adverse Effect; (ii) there have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, obligations or liabilities (fixed or contingent) of PIROD or any of its subsidiaries that would reasonably be expected to have a PIROD Material Adverse Effect; (iii) neither PIROD nor any of its subsidiaries has incurred any obligation for the payment of money extending more than one year, except for operating leases entered into in the ordinary course of business; (iv) neither PIROD nor any of its subsidiaries has paid any obligation or liability (fixed or contingent) except current liabilities included in PIROD's Balance Sheet and current liabilities incurred since September 30, 1998 in the ordinary course of business or pursuant to the terms of this Agreement; (v) PIROD has not declared any other dividend or other distribution on or with respect to any PIROD Shares; (vi) PIROD has not purchased, redeemed or otherwise acquired for a consideration, directly or indirectly, any PIROD Shares or other securities of PIROD; (vii) neither PIROD nor any of its subsidiaries has disposed of, or agreed to dispose of, any material property or asset, other than in the ordinary course of business and for a consideration at least equal to the fair value of such property or asset, nor has it leased to others, or agreed so to lease, any property or asset except in the ordinary course of business and for a consideration at least equal to the fair rental value of such property or asset; (viii) neither PIROD nor any of its subsidiaries has made any expenditures or commitments for the purchase, acquisition, construction or improvement of a capital asset except in the ordinary course of business and in an aggregate amount not exceeding $500,000; (ix) neither PIROD nor any of its subsidiaries has amended its Certificate or Articles of Incorporation or By-Laws; (x) neither PIROD nor any of its subsidiaries has (A) granted any severance or termination pay to any director, officer or employee of PIROD or any subsidiary, (B) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of PIROD or any subsidiary, (C) increased benefits payable under any existing severance or termination pay policies or employment agreements, (D) increased compensation, bonus or other benefits payable to directors, officers or employees of PIROD or any subsidiary or (E) entered into any new, or amended or modified any existing, collective bargaining agreement; (xi) PIROD has not effected any split, combination or reclassification of any shares of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (xii) neither PIROD nor any of its subsidiaries has made any change in accounting methods, principles or practices by PIROD or its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of PIROD or its subsidiaries, except insofar as may be required by a change in generally accepted accounting principles; and (xiii) except as set forth above, neither PIROD nor any of its subsidiaries has entered into any other transaction or contract other than in the ordinary course of business.

     4.8. TAX AND OTHER RETURNS. Except as set forth in Section 4.8 of the PIROD Schedule (i) all material federal tax returns and tax reports required to be filed by PIROD or any of its subsidiaries have been filed with the appropriate governmental agencies where such returns and reports are required to be filed; (ii) all material state and local tax returns and tax reports required to be filed by PIROD or any of its subsidiaries in those states where either PIROD or any of its subsidiaries have qualified to do business, and which relate to income, profits, franchise or property taxes, have been filed with the appropriate governmental agencies in such jurisdiction; (iii) all federal, state, local and foreign income, profits and franchise taxes (including interest and penalties) shown due on the tax returns and tax reports referred to in (i) and (ii) of this paragraph have been fully paid or adequately reflected as a liability on PIROD's Balance Sheet; (iv) no waivers of statutes of limitation have been given or requested; and (v) there are no potential federal tax deficiencies or state and local tax deficiencies with respect to the returns and reports filed by PIROD and referred to in (i) and (ii) of this paragraph which may arise from issues which have been raised or which have not yet been raised but which reasonably might be expected to be raised by the Internal Revenue Service or appropriate governmental agencies and reasonably might be expected to have a PIROD Material Adverse Effect.

     4.9. EMPLOYMENT ARRANGEMENTS. Except as disclosed in Section 4.9 of the PIROD Schedule, neither PIROD nor any of its subsidiaries is a party to any employment, commission or consultant contract, written or oral, with any present or former officer, director or employee, or any collective bargaining agreement, nor does PIROD or any of its subsidiaries have any PIROD Plans (as defined in Section 4.17). Except as disclosed in Section 4.9 of the PIROD Schedule, since September 27, 1998 there has been no change in any such plan or arrangement or in compensation to any director or officer, or any change, either material in amount or other than in the ordinary course of business, in compensation to any other employee of PIROD or any of its subsidiaries.

     4.10. PROPERTY. PIROD and each of its subsidiaries have good and marketable title in fee simple to all of the real property respectively owned by them, and good and marketable title to all of the other tangible properties and assets respectively owned by them, free and clear of all mortgages, liens, pledges, restrictions, charges or encumbrances of any nature whatsoever, except (i) liens for taxes not yet delinquent; (ii) liens being contested in good faith by appropriate proceedings; (iii) such imperfections of title and encumbrances, if any, as do not materially detract from the value of, or materially interfere with the present use of, such property; and (iv) for those listed in Section 4.10 of the PIROD Schedule. Neither PIROD nor any of its subsidiaries has received notice of violation of any zoning regulation, ordinance or other law, order, regulation or requirement relating to real property owned or leased by it which violation would reasonably be expected to have a PIROD Material Adverse Effect.

     4.11. PATENTS, TRADEMARKS, ETC. Section 4.11 of the PIROD Schedule correctly lists all domestic and foreign letters patent, patent applications, patent and know-how licenses, royalty agreements, trade names, trademark registrations and applications, common law trademarks, copyrights and copyright registrations and applications held by

PIROD or any of its subsidiaries. Unless otherwise indicated in the PIROD Schedule, PIROD or such subsidiary owns the entire right, title and interest in and to the same. All such letters patent, patent applications, patent and know-how licenses, royalty agreements, trade names, trademark registrations and applications, common law trademarks, copyrights, copyright registrations and applications are subject to no pending or, to the best of the knowledge of PIROD or any of its subsidiaries, threatened litigation or other adverse claims except as set forth in Section 4.11 of the PIROD Schedule. Neither PIROD nor any of its subsidiaries has received notice that the use by it of such patents, trademarks, trade name rights or copyrights infringe upon or conflict with any patent, trademark, trade name right or copyright of others.

     4.12. ABSENCE OF DEFAULTS BY OTHERS. No party with whom PIROD or any of its subsidiaries has an agreement which is of material importance to the business, properties, financial condition or operations of PIROD or any of its subsidiaries is in default thereunder, except a default which would not reasonably be expected to have a PIROD Material Adverse Effect.

     4.13. LITIGATION. Except as disclosed in Section 4.13 of the PIROD Schedule, neither PIROD nor any of its subsidiaries is a party to or threatened with any litigation, governmental or other proceeding, investigation, strike or other labor dispute or other controversy which might affect the validity of this Agreement or which, individually or in the aggregate, might reasonably be expected to have a PIROD Material Adverse Effect, and there is no outstanding order, writ, injunction or decree of any Governmental Entity against or affecting PIROD or any of its subsidiaries or a material portion of their respective businesses, properties, assets or goodwill.

     4.14.     DISCLOSURE DOCUMENTS.

          4.14.1. Each document required to be filed by PIROD with the SEC in connection with the transactions contemplated by this Agreement will, when filed, comply as to form with the applicable requirements of the Securities Act and the Exchange Act, and none of the information supplied or to be supplied by PIROD for inclusion in any such document filed by PIROD or ROHN, including the ROHN Proxy Statement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.14.2. The representations in this Section 4.14 shall not apply to any information in such documents which is supplied by or on behalf of ROHN.

     4.15. BROKERS' AND FINDERS' FEES. Except as disclosed in Section 4.15 of the PIROD Schedule, no agent, broker, person or firm acting on behalf of PIROD or under its authority has claimed or is or will be entitled to any commission or broker's or finder's fee from PIROD in connection with the transactions contemplated by this Agreement. True and complete copies of any agreements regarding any such commission or fee have been provided to ROHN.

     4.16. INSURANCE. Section 4.16 of the PIROD Schedule correctly lists and briefly describes all policies of fire, liability, workmen's compensation, life, business interruption and other types of insurance held by PIROD or any of its subsidiaries. All such insurance policies are in full force and effect.

     4.17. PENSION, RETIREMENT AND PROFIT SHARING PLANS. Section 4.17 of the PIROD Schedule lists each pension, profit sharing, stock-bonus, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock purchase, performance share, bonus or other incentive plan, severance plan, health or welfare plan or other similar plan, agreement, arrangement or understanding, whether or not reduced to writing and whether or not such plan is or is intended to be qualified under Section 401(a) of the Code, including, without limitation, any employee welfare benefit plan or employee pension benefit plan within the meaning of ERISA ("PIROD Plan"), maintained or sponsored by PIROD or any of its subsidiaries. Each PIROD Plan is in full force and effect and has been administered in all material respects in accordance with its terms and is and has been, and each plan administrator and fiduciary of a PIROD Plan is and has been, in compliance in all material respects with all applicable requirements of ERISA (including the funding, reporting and disclosure and prohibited transaction provisions thereof) and other applicable laws, regulations and rulings. Each PIROD Plan intended to qualify under Section 401(a) of the Code is so qualified. Except as set forth in Section 4.17 of the PIROD Schedule, no PIROD Plan is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a "multi-employer plan" (within the meaning of Section 3(37) of ERISA), has terminated or partially terminated and no complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any such multi-employer plan has occurred. PIROD or one of its subsidiaries has made, accrued or provided for all contributions required under each PIROD Plan.

     4.18. ENVIRONMENTAL MATTERS.

     Except as disclosed in Section 4.18 of the PIROD Schedule, to PIROD's knowledge and except such as could not reasonably be expected to have a PIROD Material Adverse Effect:

          4.18.1. PIROD and its current subsidiaries, and all properties currently owned or leased by PIROD and its subsidiaries (collectively "PIROD Real Estate"), are in compliance with all Environmental Laws. Properties and subsidiaries formerly owned by PIROD were, as of the date of sale or divestiture of those properties or subsidiaries, in compliance with all Environmental Laws.

          4.18.2. Neither PIROD nor any of its current subsidiaries has received any written notice within the past five years that PIROD or its current or former subsidiaries has any liability, responsibility or obligation, whether fixed, unliquidated, absolute or contingent, under any Environmental Laws, or that they are subject to threatened or pending claims, actions, suits, proceedings or investigations under such laws, for fines or penalties, or for investigation, expense, removal or response action to effect compliance with or discharge any obligation or claim under such laws.

          4.18.3. There is no past or continuing release or threat of release, without an issued permit or permit application, of any Hazardous Substance into the environment, at or from the PIROD Real Estate that necessitates reporting or response actions under Environmental Law. There was no past release, without an issued permit or permit application, of any Hazardous Substances into the environment, at or from a facility formerly owned or operated by PIROD or a former subsidiary of PIROD where the release occurred prior to the time such facility or subsidiary was sold or divested by PIROD, that necessitated reporting or response actions by PIROD or its former subsidiary where such response action was not completed.

          4.18.4. There have been no Hazardous Substances used or generated by PIROD or any of its current subsidiaries, or former subsidiaries prior to their sale or divestiture from PIROD, that have been disposed of or come to rest at any site that has been included on the National Priorities List, or any comparable state or local list.

          4.18.5. There never has been any and there are no underground or above-ground USTs or ASTs located on, and there are no PCBs, PCB-containing equipment, or hazardous waste as defined by RCRA or comparable state or local laws, disposed on the PIROD Real Estate. Prior to the sale or divestiture of such other real property previously owned, leased or used by PIROD or any of its former subsidiaries, there were no USTs or ASTs located on such property or PCBs or hazardous waste disposed of on such properties where such USTs, ASTs, PCBs or hazardous waste had not been removed in accordance with Environmental Laws.

          4.18.6. There currently are no Hazardous Substances in the soil or groundwater at, or migrating from any PIROD Real Estate, the concentration of which exceeds the most lenient of applicable federal or state standards consistent with the future industrial use of the PIROD Real Estate.

     4.19. FINANCING. PIROD has delivered to ROHN a true and correct copy of a "highly confident" letter from J. P. Morgan Securities Inc. and Morgan Guaranty Trust Company of New York (Exhibit A hereto) (the "Financing Letter"), which letter has not been modified or withdrawn.

     4.20. OWNERSHIP OF ROHN SHARES. None of PIROD or any direct or indirect subsidiary of PIROD beneficially owns any ROHN Shares (other than pursuant to the Trust Voting Agreement).

     4.21. LABOR MATTERS. Except as set forth in Section 4.21 of the PIROD Schedule, PIROD and each of its subsidiaries are, and for the past three years have remained, in compliance with all currently applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, except where the failure to comply with which or engagement in which, as the case may be, individually or in the aggregate, has not had, and would not reasonably be expected to have, a PIROD Material Adverse Effect. There is no unfair labor practice charge or complaint pending or, to the knowledge of PIROD, threatened against PIROD before the National Labor Relations Board. Except as otherwise set forth in Section 4.21 of the PIROD Schedule, there are no strikes, slowdowns, union organizational or union decertification campaigns or other protected concerted activity under the National Labor Relations Act or, to the knowledge of PIROD, threats thereof, by or with respect to any employees of PIROD.

     4.22. COMPLIANCE WITH LAWS AND COURT ORDERS. Neither PIROD nor any of its subsidiaries is in violation of, or for the past three years has PIROD or any of its subsidiaries violated, and to the knowledge of PIROD none is under investigation with respect to or has been threatened to be charged with or given notice of any violation of, in each case, by any governmental agency or authority, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a PIROD Material Adverse Effect.

     4.23. LICENSES AND PERMITS. Except as set forth on Section 4.23 of the PIROD Schedule or except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a PIROD Material Adverse Effect,
(i) the Permits are valid and in full force and effect, (ii) neither PIROD or any subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, the Permits and
(iii) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. "Permits" for purposes of this Section 4.23 means each material license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of PIROD and its subsidiaries.

5.   CONDUCT AND TRANSACTIONS PRIOR TO CLOSING DATE.

     5.1. CONDUCT OF BUSINESS BY ROHN AND PIROD PENDING THE CLOSING DATE. From the date hereof until the Closing Date, except as otherwise contemplated by this Agreement or as may be consented to in writing by the other, each of ROHN and PIROD on its behalf and on behalf of their subsidiaries:

          5.1.1. shall conduct their businesses only in the ordinary course, and shall use their commercially reasonable best efforts to preserve substantially intact their business organizations, shall keep available the services of their present officers and employees and to preserve their present relationships with persons having significant business relations therewith.

          5.1.2. shall make no change in their Certificate or Articles of Incorporation or By-Laws, except to the extent that any such change is necessary in order for the parties to consummate the transactions contemplated by this Agreement or to cause any conditions to the Closing Date to be met.

          5.1.3. shall make no purchase, redemption or other acquisition of any outstanding ROHN or PIROD Shares or other securities of ROHN or PIROD or any of their subsidiaries; and no option, warrant or other right to acquire and no securities convertible into any ROHN or PIROD Shares or any other equity securities of ROHN or PIROD or any of their subsidiaries shall be granted or issued.

          5.1.4. No dividend, distribution or payment shall be declared, made or paid in respect of any ROHN or PIROD Shares or any other equity securities of ROHN or PIROD.

          5.1.5. Except as disclosed in the ROHN or PIROD Schedule or as may be required by the provisions of contracts, agreements or ROHN or PIROD Plans listed in the ROHN or PIROD Schedule, (i) no increase shall be made in the compensation payable to directors, officers or employees except in the ordinary course of business consistent with past practices to employees other than executive officers; (ii) no profit sharing, incentive, bonus, pension, retirement or similar payments shall be made, except in the ordinary course of business consistent with past practices; (iii) no existing contract or agreement shall be amended, and no new contract or agreement entered into, with respect to such compensation or payments; (iv) no new or amended collective bargaining agreements shall be entered into; and
     (v) no new or amended employment or severance agreements shall be entered into.

          5.1.6. No party or subsidiary shall (i) make any borrowings, except in the ordinary course of business under bank lines of credit for periods not to exceed ninety days (and successive refinancings of such borrowings for like periods), or guarantee obligations of others;
     (ii) make or commit to make any capital expenditures not already committed to by such party or subsidiary or acquisitions of the stock or assets of any other entities, in each case, exceeding $250,000 individually, or $500,000 in the aggregate; (iii) enter into any merger or consolidation with any other person; or (iv) except as disclosed in the ROHN or PIROD Schedule, make any sale or conveyance of any of its assets, except in the ordinary course of business.

          5.1.7. Each party and its subsidiaries shall use their commercially reasonable best efforts to maintain in full force and effect until the Closing Date the insurance policies listed in their respective ROHN or PIROD Schedule and to obtain substitute insurance for any policies not so maintained, shall promptly advise the other of any fires, accidents or other casualties occurring on or before the Closing Date which singularly or in the aggregate materially affect the value of their business and properties and shall, to the extent necessary, obtain endorsements to such policies to provide that both parties shall have the benefit of protection under such policies for casualties occurring on or before the Closing Date as their interests may appear.

          5.1.8. Each party shall, and shall direct its officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). ROHN and PIROD shall not, and shall not authorize or permit any of their officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them to, directly or indirectly, (i) solicit, initiate or encourage any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal or
     (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the Effective Time, the board of directors of ROHN or PIROD determines in good faith, after consultation with its financial and legal advisers, that a Takeover Proposal that has not been solicited, initiated or encouraged after the date hereof in violation of clause
     (i) above may reasonably be expected to result in a Superior Proposal (as defined in Section 8.1.3(iii)), ROHN or PIROD may (x) furnish information with respect to itself and its subsidiaries to the third party that has made such Takeover Proposal (and to any investment banker, financial advisor, attorney, accountant or other representative retained by such party) pursuant to a customary and reasonable confidentiality agreement and (y) participate in negotiations regarding such Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any bona fide written proposal made by a third party to acquire, directly or indirectly, more than 50% of the voting power of the equity interests or of the assets of ROHN or PIROD; provided, however, that a change in the terms of a proposal submitted prior to the date hereof shall be deemed a new Takeover Proposal. A party shall within 24 hours advise the other orally and in writing of any request for information or of any Takeover Proposal or any inquiry regarding the making of a Takeover Proposal and shall keep the other party informed of the status of any change to the terms of a Takeover Proposal. Nothing contained in this
     Section 5.1.8 shall prohibit ROHN or PIROD from at any time taking and disclosing to its shareholders a position or change thereof with respect to the Merger or, pursuant to Rule 14e-2(a) under the Exchange Act, with respect to a third party tender offer, or from making any disclosure to its shareholders if, in the good faith judgment of its board of directors, after consultation with outside counsel, failure so to disclose would create a material risk of liability for breach of its fiduciary duties to its shareholders under applicable law.

     5.2. AGREEMENTS OF ROHN AND PIROD.

          5.2.1. Each of ROHN and PIROD shall give to the other and to its counsel, accountants and other representatives full access, during normal business hours throughout the period prior to the Closing Date, to all of the properties, books, contracts, commitments and records of its and its subsidiaries and shall furnish all such information concerning their business and properties as the other reasonably may request; provided, however, that neither ROHN nor PIROD shall be required to disclose information that would otherwise jeopardize protections offered under the attorney-client privilege or the work product doctrine or that could reasonably be expected to violate any confidentiality obligations of either ROHN or PIROD currently in effect, and, provided, further, that any investigation of the other or any of its subsidiaries either before or after the date hereof, including any review of the ROHN or PIROD Schedule, shall not affect any representations, warranties, covenants and agreements hereunder.
     Section 9.11 shall apply to such information.

          5.2.2. Each of ROHN and PIROD shall supply the other with accurate information as shall be required for inclusion in any documents required to be filed with the SEC by the other party.

          5.2.3. Each of ROHN and PIROD shall use its commercially reasonable best efforts to consummate the financing of the transactions contemplated hereby on the terms set forth in Exhibit A hereto.

          5.2.4. ROHN shall use its commercially reasonable best efforts to have the registration statement contemplated by Section 1.10.4 hereof declared effective by the SEC as soon as reasonably practicable.

     5.3. REASONABLE EFFORTS; NOTIFICATION.

          5.3.1. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including but not limited to (i) cooperation in the preparation and filing of the Proxy Statement and any other documents to be filed with the SEC, any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") or with the NASD or other foreign filings and any amendments or supplements to any thereof and (ii) using its commercially reasonable best efforts to promptly make all required regulatory filings and applications including, without limitation, responding promptly to requests for further information and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their commercially reasonable best efforts to take all such necessary action.

          5.3.2. ROHN and PIROD each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by them or any of their subsidiaries, from any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another in connection with, and shall provide each other the opportunity to review and comment upon, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other antitrust law.

          5.3.3. Without limiting the generality of the undertakings pursuant to this Section 5.3: (i) ROHN and PIROD agree that, if necessary to prevent any Governmental Entity from taking steps to obtain, or from issuing, any order, injunction, decree, judgment or ruling or the taking of any other action that would (x) restrain, enjoin or otherwise prohibit the Merger or any of the other transactions contemplated by this Agreement or (y) cause any condition to the Merger not to be satisfied, such party shall (A) offer to accept an order to divest (and to enter into a consent decree or other agreement giving effect thereto) such of ROHN's or PIROD's assets and business, and agree to hold separate such assets and business pending such divestiture, and (B) enter into any supply, license, tolling, joint venture or other agreement or take any other action, as may be necessary to forestall such order, decree, ruling or action; provided, however, that notwithstanding the foregoing provisions of this clause
     (i), ROHN and PIROD shall not be required to take any such action that would have a ROHN or PIROD Material Adverse Effect, or to waive any material rights, and (ii) without limitation of clause (i) of this
     Section 5.3.3, ROHN and PIROD each agree to contest and resist any action seeking to have imposed any order, decree, judgment, injunction, ruling or other order (whether temporary, preliminary or permanent) (an "Order") that (x) would delay, restrain, enjoin or otherwise prohibit consummation of the Merger or any of the other transactions contemplated by this Agreement or (y) cause any condition to the Merger not to be satisfied and, in the event that any such temporary or preliminary Order is entered in any proceeding, to take the steps contemplated by clause (i) of this Section 5.3.3 and to use its commercially reasonable best efforts to take promptly any and all other steps (including, the appeal thereof and the posting of a bond) necessary to vacate, modify or suspend such Order so as to permit such consummation as promptly as practicable after the date hereof.

     5.4 At any time from the date hereof until the Closing Date, in the event that PIROD notifies ROHN that it has been informed by any of the PIROD Shareholders or any holder of PIROD Warrants that such holder has a Regulatory Problem (as defined below), ROHN shall take all such actions as are reasonably requested by PIROD in order to (a) establish a class of nonvoting common stock of ROHN, which nonvoting common stock shall be identical in all respects to the ROHN Shares, except that such common stock shall be nonvoting and shall be convertible into ROHN Shares on such terms as are requested by PIROD in light of regulatory considerations then prevailing, and (b) amend this Agreement, the Certificate of Incorporation and other related agreements to effectuate and reflect the foregoing. For purposes of this Agreement, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or such holder of PIROD Shares or PIROD Warrants believes that there is a substantial risk of such assertion) that such holder is not entitled to hold, or exercise any significant right with respect to, the ROHN Shares.

6.   CONDITIONS PRECEDENT TO THE CLOSING.

     6.1. CONDITIONS TO THE OBLIGATIONS OF BOTH PARTIES. The respective obligations of ROHN and PIROD to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

          (a) Stockholder Approvals. The stockholders of ROHN and PIROD shall have duly approved the transactions contemplated by this Agreement.

          (b) Certain Actions. There shall not have been any action threatened or taken, or any statute, rule, regulation, judgment, order or injunction promulgated, enacted, entered or enforced, by any Governmental Entity, that could reasonably be expected to (i) make the consummation of the Merger illegal or otherwise prohibited, or
     (ii) prohibit or impose any material limitation on the Surviving Corporation's ownership or operation of any material portion of the assets or businesses of ROHN or PIROD.

          (c) HSR Act. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

          (d) Bankruptcy Court Approval. The sale pursuant to this Agreement of the ROHN Shares beneficially owned by the Trust shall have been approved by the Bankruptcy Court as provided in the Plan of Reorganization.

          (e) Financing. The financing contemplated by Exhibit A hereto shall have been consummated, not later than the Closing Date.

          (f) SEC Effectiveness. The SEC shall have declared the registration statement contemplated by Section 1.10.4 hereof effective. On the Closing Date and at the Effective Time, no stop order or similar restraining order shall have been entered by the SEC.

     6.2. CONDITIONS TO THE OBLIGATIONS OF ROHN. The obligation of ROHN to effect the Merger is further subject to the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties of PIROD contained herein (without giving effect to the materiality, PIROD Material Adverse Effect or knowledge qualifications contained therein) shall be true and correct when made and shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date, in which case such representation and warranty shall have been true and correct as of such specific date), except, in all instances, where the failure to be so true and correct shall not result, individually or in the aggregate, in a PIROD Material Adverse Effect; and ROHN shall have received a certificate signed on behalf of PIROD by the chief executive officer and the chief financial officer of PIROD to such effect.

          (b) Performance of Obligations of PIROD. PIROD shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date, except for such failures to perform as have not had or would not, individually or in the aggregate, reasonably be expected to have a PIROD Material Adverse Effect or materially adversely affect the ability of PIROD to consummate the transactions contemplated hereby.

          (c) PIROD Material Adverse Effect. There shall not have been a PIROD Material Adverse Effect.

          (d) Fairness Opinions. Neither of the fairness opinions of Donaldson, Lufkin & Jenrette Securities Corporation to ROHN and the Trust dated the date of this Agreement shall have been withdrawn.

          (e) ROHN Tax Opinion. ROHN shall have received from its counsel an opinion to the effect that the Merger will be a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized to either ROHN or PIROD for federal income tax purposes as a result of the Merger.

          (f) Solvency Opinion. ROHN shall have received a solvency opinion within ten business days after the date of this Agreement, which opinion will be confirmed at the Closing.

          (g) Termination of the Management and Advisory Agreement. The Management and Advisory Agreement dated August 28, 1996 by and between PIROD, Inc., a Delaware corporation and wholly-owned subsidiary of PIROD, and Bain Capital Partners V, L.P., a Delaware limited partnership, shall have been terminated by mutual written consent of the parties.

          (h) Acknowledgment of Holders of PIROD Class L Warrants. Each holder of a PIROD Class L Warrant shall have acknowledged in writing that the number of ROHN Shares, together with the applicable exercise price per share thereof, issuable pursuant to each ROHN Exchange Warrant that such holder shall be entitled to receive pursuant to the conversion of such PIROD Class L Warrant into the ROHN Exchange Warrant upon consummation of the Merger is as set forth on Exhibit 1.8.4.

          (i) Additional Fairness Opinions. If the Available Cash at the Effective Time is less than $105.0 million, ROHN and the Trust shall each have received a fairness opinion as of the date of the Effective Time from Donaldson, Lufkin and Jenrette Securities Corporation to the effect that the consideration to be received and/or retained by the holders of ROHN Shares (and, in the case of the Trust, the Trust) pursuant to this Agreement is fair to such holders (and, if applicable, the Trust) from a financial point of view.

     6.3. CONDITIONS TO THE OBLIGATIONS OF PIROD. The obligation of PIROD to effect the Merger is further subject to the following conditions.

          (a) Accuracy of Representations and Warranties. The representations and warranties of ROHN contained herein (without giving effect to the materiality, ROHN Material Adverse Effect or knowledge qualifications contained therein) shall be true and correct when made and shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date, in which case such representation and warranty shall have been true and correct as of such specific date), except, in all instances, where the failure to be so true and correct shall not result, individually or in the aggregate, in a ROHN Material Adverse Effect; and PIROD shall have received a certificate signed on behalf of ROHN by the chief executive officer and the chief financial officer of ROHN to such effect.

          (b) Performance of Obligations of ROHN. ROHN shall have performed its obligations required to be performed by it under this Agreement at or prior to the Closing Date, except for such failures to perform as have not had or would not, individually or in the aggregate, reasonably be expected to have a ROHN Material Adverse Effect on or materially adversely affect the ability of ROHN to consummate the transactions contemplated hereby.

          (c) ROHN Material Adverse Effect. There shall not have been a ROHN Material Adverse Effect.

          (d) PIROD Tax Opinion. PIROD shall have received from its counsel an opinion to the effect that the Merger will be a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized to a PIROD Shareholder who exchanges his PIROD Shares for ROHN Shares in the Merger, except to the extent of any cash received with respect to fractional shares.

7.   AMENDMENT OF AGREEMENT; WAIVERS.

     7.1. AMENDMENT. At any time, whether before or after submission to or approval by the shareholders of ROHN and PIROD as provided herein, this Agreement may be amended in writing to any extent determined by the appropriate officers of the parties hereto not to be materially adverse to the interests of their respective stockholders.

     7.2. WAIVER. Any party hereto may waive in writing compliance by the others with any of the covenants and conditions contained in this Agreement (except such as may be imposed by law) to the extent such party believes such action may not be materially adverse to the interests of its stockholders; such waiver shall be evidenced by a certificate to such effect signed, in the case of ROHN, by any one of its President and Vice Presidents, and in the case of PIROD, by any one of its President and Vice Presidents.

8.   TERMINATION.

     8.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by shareholders of ROHN and PIROD:

          8.1.1. by mutual written consent of the boards of directors of ROHN and PIROD;

          8.1.2. by ROHN or PIROD if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

          8.1.3.  by ROHN or PIROD:

               (a) if prior to the Closing Date, the board of directors of ROHN or PIROD determines that a Takeover Proposal constitutes a Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any Takeover Proposal having terms which the board of directors of ROHN or PIROD determines in its good faith judgment (based, with respect to the consideration payable, on the opinion of a financial advisor of nationally recognized reputation) (x) to be more favorable to its shareholders from a financial point of view (taking into account, among other things, the type and amount of consideration to be received and risks of non-consummation) than the Merger and (y) to be reasonably capable of being completed (and for which financing has been committed on customary terms); provided, however, that no termination pursuant to this Section 8.1.3(iii) shall be effective unless concurrently with such termination a termination fee of $5.5 million is paid in cash by ROHN to PIROD, in the case of a ROHN termination, or a termination fee of $2.0 million is paid in cash by PIROD to ROHN, in the case of a PIROD termination.

               (b) if the Merger shall not have been consummated on or before the later of (i) May 15, 1999 or (ii) 45 days after the SEC has completed its review of the Proxy Statement (but in no event later than July 15, 1999), provided that the right to terminate this Agreement pursuant to this Section 8.1.3(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure to be consummated by such time.

     8.2. NOTICE AND EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the provisions of Sections 3.15, 4.15, Section 8.1.3(b), this Section 8.2 and Section 9. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement. This Section 8 shall survive any termination of this Agreement.

9.   MISCELLANEOUS.

     9.1. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 7.1 or an extension or waiver pursuant to Section
7.2 shall, in order to be effective, require in the case of ROHN or PIROD, action by its board of directors or the duly authorized designee of its board of directors.

     9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of ROHN and PIROD shall not be deemed waived or otherwise affected by any investigation made by any party. Each representation and warranty in this Agreement shall expire with, and be terminated and extinguished by, the Merger. This Section 9.2 shall have no effect upon any other obligation of the parties, whether to be performed before or after the Merger.

     9.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or on the second succeeding business day after being mailed, postage prepaid, by registered or certified mail to the appropriate party at its address below (or at such other address for such party as shall be specified by notice in fact delivered):

          (a)  If to PIROD, to it at:

          PiRod Holdings, Inc.
          1545 Pidco Drive
          P.O. Box 128
          Plymouth, Indiana 46563
          Attention:   Myron Noble
                       Chief Executive Officer

          With copies to:

          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts 02116
          Attention:  Paul Spinale
                      Principal

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attention:   James L. Learner

          (b)  If to ROHN, to it at:

               6718 West Plank Road
               Peoria, Illinois  61604
               Attention:  General Counsel

               With copies to:

               Bell, Boyd & Lloyd
               Three First National Plaza
               70 West Madison Street
               Chicago, Illinois  60602
               Attention:  Victor E. Grimm

               John H. Laeri, Jr.
               UNR Asbestos-Disease Claim Trust
               100 North Lincoln Way
               North Aurora, IL 60542

               Hughes, Hubbard & Reed LLP
               One Battery Park Plaza
               New York, NY 10004
               Attention:  Ed Kaufmann

     9.4. EXPENSES. All legal, accounting and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the Surviving Corporation if the Merger is consummated. If the Merger is not consummated, each party shall pay the costs and expenses incurred by it other than the costs incurred by PIROD to secure the Financing Letter attached hereto as Exhibit A, which shall be split as follows: ROHN - 76% and PIROD - 24%; provided, however, ROHN's obligation hereunder to pay fees incurred by PIROD in connection with the Financing Letter shall be limited to $100,000, and, provided further, ROHN shall have no obligation to pay any portion of such fees in the event that ROHN is obligated to pay a termination fee to PIROD under Section 8.1.3(a) hereof.

     9.5. HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     9.6. GOVERNING LAW; JURISDICTION. The Agreement shall be construed, and the rights of the parties hereto determined, in accordance with the internal substantive laws of the State of Delaware without giving effect to principles of conflicts, or choice of law of the State of Delaware or of any other jurisdiction. Each of the parties hereto (i) submits itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and consents to service of process by notice as provided in this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.7. ASSIGNMENT. This Agreement shall not be assignable by any party hereto except with the written consent of the other parties. Except for Section
9.8 hereof, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     9.8. OFFICERS' AND DIRECTORS' INSURANCE; INDEMNIFICATION.

          9.8.1. From and after the date hereof and for six years from the Effective Time, the Surviving Corporation shall use its commercially reasonable best efforts to cause to be maintained in effect ROHN's current directors' and officers' insurance and indemnification policy or an equivalent policy or policies.

          9.8.2. From and after the Closing Date and for six years after the Effective Time, the Surviving Corporation shall not take any action that would change or amend the provisions of any existing indemnification agreements or the Certificate of Incorporation or By-Laws of the Surviving Corporation set forth in Exhibits A and B hereto relating to indemnification, advancement of expenses or limitation of liability in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, employees, agents or other representatives of ROHN, PIROD or any of their subsidiaries.

          9.8.3. If the Surviving Corporation or any of its successors or assigns (i) reorganizes or consolidates with or merges into any other person and is not the resulting, continuing or surviving corporation or entity of such consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this
     Section 9.8.

     9.9. ROHN AND PIROD MATERIAL ADVERSE EFFECT. As used herein, "ROHN Material Adverse Effect" means any change in or effect on the business of ROHN or its subsidiaries that is materially adverse to the business, assets, results of operations or financial condition of ROHN and its subsidiaries, taken as a whole, or materially impairs the ability of ROHN to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, that "ROHN Material Adverse Effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles; (ii) the public announcement of the Merger and compliance with the provisions of this Agreement; (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by ROHN with the consent of PIROD; (iv) the termination or failure to be consummated or completed of any acquisition, joint venture, development project or other transaction, which was not consummated or completed prior to the execution and delivery of this Agreement; and (v) any change in general economic conditions, in interest rates or in conditions affecting the telecommunications industry generally. As used herein, "PIROD Material Adverse Effect" means any change in or effect on the business of PIROD or its subsidiaries that is materially adverse to the business, assets, results of operations or financial condition of PIROD and its subsidiaries, taken as a whole, or materially impairs the ability of PIROD to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, that "PIROD Material Adverse Effect" shall be deemed to exclude the impact of (i) changes in generally accepted accounting principles; (ii) the public announcement of the Merger and compliance with the provisions of this Agreement; (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by PIROD with the consent of ROHN; (iv) the termination or failure to be consummated or completed of any acquisition, joint venture, development project or other transaction, which was not consummated or completed prior to the execution and delivery of this Agreement; and (v) any change in general economic conditions, in interest rates or in conditions affecting the telecommunications industry generally.

     9.10. ENTIRE AGREEMENT. This Agreement and the Exhibits and ROHN and PIROD Schedules attached hereto contain the entire Agreement of the parties with respect to the Merger and other transactions contemplated herein, and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference to this Agreement shall be deemed to include the Exhibits and ROHN and PIROD Schedules attached hereto.

     9.11.     CONFIDENTIALITY.

          9.11.1. Except as may be reasonably necessary to carry out this Agreement and the transactions contemplated by this Agreement, each of ROHN and PIROD shall, and each shall require its subsidiaries, officers, directors, employees and authorized representatives to, hold in confidence prior to the Effective Time and for two years from any termination of this

     Agreement all data and information obtained by it from the other (unless required to disclose such information by judicial or administrative process, as otherwise required by law, or unless such information (i) is or becomes generally available to the public other than as a result of its disclosure, (ii) is independently acquired or developed by it or any of their representatives without violating any confidentiality agreement between it and the other, or (iii) is, or becomes, available to it from a source other than the other party or its representatives, provided that such source is not known by such disclosing party, any of its subsidiaries of any of its representatives to be bound by a confidentiality agreement with the other party or any of its representatives or by any other legal, contractual or fiduciary duty not to disclose such information) and shall not, and shall use commercially reasonable best efforts to cause such subsidiaries, officers, directors, employees and authorized representatives not to, disclose such information to others without the prior written consent of the other party.

          9.11.2. If this Agreement is terminated, each of ROHN and PIROD shall, if so requested by the other party, promptly return every document furnished to its or its affiliates in connection with the transactions contemplated by this Agreement and any copies of such documents that may have been made and shall use its commercially reasonable best efforts to cause the representatives to whom such documents were furnished promptly to return such documents and any copies of such documents, other than documents filed with the SEC or otherwise publicly available.

     9.12. KNOWLEDGE. "To the knowledge," "to the best knowledge," or any similar phrase shall be deemed to refer to the knowledge of the chief executive, financial, accounting and legal officers of a party (regardless of title) and to exclude the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                                        ROHN Industries, Inc.




                                        By  /s/ Brian B. Pemberton
                                          -----------------------------
                                             Its President



                                        PiRod Holdings, Inc.



                                        By  /s/ Marc Wolpow
                                          -----------------------------
                                             Its President

                                                                EXHIBIT 1.4.2


                           ELEVENTH AMENDED AND RESTATED

                                      BY-LAWS

                                         OF

                               ROHN INDUSTRIES, INC.

                        Effective as of December      , 1998


                                     ARTICLE I

                                      OFFICES


          SECTION 1. The registered office shall be established and maintained at the office of The Prentice Hall Corporation System, Inc., in the city of Dover, in the County of Kent, in the State of Delaware, and said corporation shall be the registered agent of this corporation in charge thereof. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.

                                     ARTICLE II

            MEETINGS OF HOLDERS OF THE CAPITAL STOCK AND WARRANTHOLDERS

          SECTION 1. Except as expressly provided in these By-Laws, the terms "Stockholder" or "Stockholders" shall collectively refer to the holder or holders of (i) the corporation's capital stock (the "Holders of the Capital Stock" or, when referring to the capital stock itself, the "Capital Stock"), and (ii) the corporation's warrants (the "Warrantholders" or when referring to the warrants themselves, the "Warrants") issued pursuant to the Plan of Reorganization dated March 14, 1989 (the "Plan") as confirmed by order of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division. All meetings of the Stockholders for the election of directors shall be held in Chicago, Illinois, at such place as may be fixed from time to time by the board of directors, or at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2. Annual meetings of Stockholders, commencing with the year 1991, shall be held on the first Thursday after the third day in the month of May if not a legal holiday, and if a legal holiday, then on the next business day following, at 11:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which meeting the Stockholders shall elect by plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

          SECTION 3. For business properly to be brought before any meeting of Stockholders by a Stockholder, the Stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 60 days prior to the date of the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to Stockholders, for such notice by the Stockholder to be timely, it must be so received prior to the date of the meeting is given or made to Stockholders, for such notice by the Stockholder to be timely, it must be so received prior to the date of the meeting and not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, a Stockholder's notice to the secretary shall set forth in writing as to each matter the Stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the corporation's books, of the Stockholder proposing such business; (iii) the class and number of shares of capital stock of the corporation which are owned by the Stockholder as of the record date for the meeting; and (iv) any material interest of the Stockholder in such business. The chairman of the meeting shall have the sole authority to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 3 and, if the chairman of the meeting should determine that any such business was not so properly brought, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

          SECTION 4. Written notice of the annual or any special meeting of Stockholders stating the place, date and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          SECTION 5. The officers or agents who have charge of the stock ledger, register for the Warrants or transfer book of the corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each Stockholder and the number of shares of Capital Stock and the number of shares purchasable upon the exercise of the Warrants (collectively, the "Shares") registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

          SECTION 6. Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute, by these By-Laws or by the certificate of incorporation, may be called by the chairman of the board or by the president and shall be called by the chairman of the board, president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of Stockholders owning a majority of the Shares of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

          SECTION 7. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than forty days before the date of the meeting to each Stockholder entitled to vote at such meeting.

          SECTION 8. The holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by these By-Laws or by the certificate of incorporation. Abstentions shall be counted as present in person or represented by proxy for purposes of determining the existence of a quorum for purposes of this Section 8. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

          SECTION 9. When a quorum is present at any meeting, a majority of the votes cast shall decide any question (other than the election of directors, which shall be determined by a plurality vote) brought before such meeting, unless the question is one upon which by express provision of the statutes, these By-Laws or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Abstentions shall not be included in calculating the number of votes cast on, in favor of, or in opposition to any question.

          SECTION 10. Unless otherwise specifically provided by statute, these By-Laws or the certificate of incorporation, each Stockholder shall at every meeting of the Stockholders be entitled to one vote for each Share held by such Stockholder.

          SECTION 11. Each Stockholder is entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting and may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          SECTION 12. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of Stockholders of the corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting for the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

          SECTION 13. The board of directors, in advance of any Stockholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the persons presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

          The inspectors shall ascertain the number of Shares outstanding and the voting power of each, determine the Shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period of record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of Shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

          In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with
Section 212 (c)(2) of the Delaware General Corporation Law (the "DGCL"), ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the Stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to the paragraph above shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

          The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware, upon application by a Stockholder, shall determine otherwise.

                                    ARTICLE III

                                     DIRECTORS

          SECTION 1. During the term of that certain Stockholders Agreement, dated December 21, 1998 by and among the corporation and certain of its Stockholders (the "Stockholders Agreement"), the authorized number of directors shall be determined in accordance with the provisions of the Stockholders Agreement. Following the termination of Article II of the Stockholders Agreement, the authorized number of directors may be determined from time to time by a vote of the majority of the then authorized number of directors; provided, however, that such number shall not be less than three nor more than 11; and provided further, that such minimum and maximum may be increased or decreased pursuant to resolution of the board adopted pursuant to the certificate of incorporation. The directors shall be elected at annual meetings of Stockholders and may be elected at any special meeting of Stockholders, except as otherwise provided herein or in the Stockholders Agreement until the termination of Article II thereof, and each director shall hold office until a successor is elected and qualified or until that director's earlier resignation or removal. Except as otherwise provided in the certificate of incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board, or by a sole remaining director, provided, however, that until the termination of Article II of the Stockholders Agreement, such vacancies shall be filled in accordance with the Stockholders Agreement. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of Stockholders. No person shall serve as a director of this corporation after the annual Stockholders meeting next following his or her 70th birthday. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Subject to the provisions of the Stockholders Agreement until the termination of Article II thereof and Article XII hereof, if there are no directors in office, then an election may be held in the manner provided by statute.

          SECTION 2. Except as otherwise provided in the Stockholders Agreement until the termination of Article II thereof, nominations for any election of a director may be made by the board of directors, a committee appointed by the board of directors, or by any Stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 2 of Article III. All nominations by Stockholders must be made pursuant to timely notice in proper written form to the secretary of the corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 60 days prior to the date of the meeting; provided, however that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to Stockholders, for such notice by the Stockholder to be timely, it must be so received prior to the date of the meeting and not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such Stockholder's notice shall set forth in writing (a) as to each person whom the Stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the Stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such Stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such Stockholder. At the request of the board of directors, any person nominated by the board of directors, or a committee appointed by the board of directors, for election as a director shall furnish to the secretary of the corporation the information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee. Subject to the terms of the Stockholders Agreement, the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures described by this Section 2 of
Article III or the Stockholders Agreement, if applicable, and the defective nomination shall thereupon be disregarded.

          SECTION 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done only by the Stockholders.

                         MEETINGS OF THE BOARD OF DIRECTORS

          SECTION 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware or the State of Illinois.

          SECTION 5. The board of directors shall hold regular meetings at such times and places as may be designated from time to time by the chairman of the board or, in his absence, the president; provided that the board shall meet at least four times during each calendar year.

          SECTION 6. Special meetings of the board of directors may be called by the chairman of the board or by the president on two days notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the chairman of the board or the president or secretary in like manner and on like notice on the written request of two directors. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting except as provided in Article IV of these By-Laws.

          SECTION 7. At all meetings of the board of directors, a majority of the entire board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 8. Unless otherwise restricted by the certificate of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if all members of the board or committee as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board or committee.

                          STANDING COMMITTEES OF DIRECTORS

          SECTION 9.  The corporation shall have the following Standing
Committees:

          (a) An Executive Committee which shall have and may exercise all the powers and authority of the board of directors during the intervals between meetings of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided that such executive committee shall not have the power or authority to: (i) amend the certificate of incorporation;
(ii) adopt an agreement of merger or consolidation; (iii) recommend to the Stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, or a dissolution of the corporation or a revocation of a dissolution; (iv) amend the By-Laws of the corporation; or (v) declare a dividend or to authorize the issuance of stock. The committee chairman shall report to the board of directors at the next regularly held meeting of the board the action taken by the committee at its meeting, which action shall thereupon be confirmed and ratified by the board of directors. The committee shall consist of as many members as the board of directors determines from time to time appropriate, and shall include the chief executive officer and the chairman of the board as members, and such other members as may be appointed by the board of directors from time to time.

          (b) A Compensation Committee which shall: (i) recommend annually to the board of directors nominee for corporate officers and annual compensation levels (salaries and bonuses) for corporate officers; (ii) recommend to the board of directors changes in compensation plans such as bonuses, deferred compensation, incentive compensation and stock option plans; (iii) recommend to the board of directors changes in employee supplemental benefits (such as pension plans, profit-sharing plans, health care and life insurance coverage);
(iv) recommend to the board of directors organizational changes in the board and in corporate executive compensation; and (v) recommend to the board of directors changes in corporate structure and organizational responsibilities. The committee shall consist of not less than three members of the board of directors who are not officers or employees of the corporation. The members of the committee shall be selected by the board of directors from time to time.

          (c) An Audit Committee which shall: (i) select and employ on behalf of the corporation, subject to ratification of Stockholders, a firm of certified public accountants whose duty shall be to audit the books and accounts of the corporation and its subsidiaries and affiliated companies for the fiscal year in which they are appointed; (ii) confer with the auditors regarding the scope of the audit and other services and the cost thereof and report periodically to the board of directors; and (iii) review with the auditors at the conclusion of the audit and before publication of the audited financial statements, the findings disclosed during the audit, including compliance with the corporation's conflict of interest policies, the adequacy of internal controls, the effectiveness of the internal auditing function, accounting policies and financial reporting, and the contemplated form of the statements and opinion. The committee shall consist of not less than three (3) members of the board of directors who are not officers or employees of the corporation. The members of the committee shall be selected by the board of directors from time to time.

          (d) Appointing Additional Committees. The board of directors may from time to time establish other standing committees or other committees and appoint the members thereof.

          SECTION 10. Each committee shall keep regular minutes of its meetings and report the same to the board of directors.

          SECTION 11. Directors may be paid such compensation for their services, and such reimbursement for expenses for attendance at regular, special and committee meetings, as the board of directors may from time to time determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          SECTION 12. The board of directors shall elect one of its members as the chairman of the board. The chairman of the board, who shall not be considered an officer of the corporation, shall preside at each meeting of the board of directors or the Stockholders and shall perform such other duties as may from time to time be assigned to him by the board of directors.

          SECTION 13. A resignation of a director shall be effective upon receipt by the chairman of the board of a signed written notice of such resignation, or, should such notice contain a specified date of resignation, at such specified date. No acceptance by the board of directors is required for such resignation to be effective.

          SECTION 14. The directors may only be removed from office by the affirmative vote of the holders of at least a majority of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, until the termination of Article II of the Stockholders Agreement, the directors may only be removed from office as set forth in the Stockholders Agreement.


                                     ARTICLE IV

                                      NOTICES

          SECTION 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these By-Laws, notice is required to be given to any director or Stockholder, such notice shall be in writing and shall be given in person or by mail to such director or Stockholder. If mailed, such notice shall be addressed to such director or Stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

          SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                     ARTICLE V

                                      OFFICERS

          SECTION 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these By-Laws otherwise provide.

          SECTION 2. The board of directors at its first meeting after each annual meeting of Stockholders shall choose a president, one or more vice presidents, a secretary and one or more assistant secretaries and a treasurer.

          SECTION 3. The board of directors may appoint such other officers and agents as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          SECTION 4. The salaries of all officers of the corporation shall be fixed by the board of directors.

          SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

                                   THE PRESIDENT

          SECTION 6. The president shall be the chief executive officer and the chief operating officer of the corporation, shall have the power to call meetings of the board of directors and special meetings of Stockholders, shall preside (in the absence of the chairman of the board or in the event of his inability or refusal to act) at all meetings of the Stockholders and the board of directors, and shall have general charge of the business of the corporation and shall see to it that all orders and resolutions of the board of directors are performed and carried into effect. All current reports and other day-to-day activities in the ordinary course of the corporation's business shall be channeled by other officers and divisional executives through or to the president, except as otherwise provided by these By-Laws.

          SECTION 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the president to some other officer or agent of the corporation. The president shall vote all shares of capital stock of any other corporation standing in the name of this corporation, except where the voting thereof shall be delegated by the board of directors to some other officer or agent of the corporation, and he shall employ required or appropriate executive, administrative or professional personnel. In general, he shall perform all duties incident to the offices of chief executive officer, chief operating officer and president, and such other duties as may be prescribed from time to time by the board of directors.

                                   VICE PRESIDENT

          SECTION 8. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

          The board of directors, at its discretion, may designate any vice president as senior vice president, executive vice president, or any other designation as it may choose.

                       THE SECRETARY AND ASSISTANT SECRETARY

          SECTION 9. The secretary shall attend all meetings of the board of directors and all meetings of Stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          SECTION 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   THE TREASURER
                            AND THE ASSISTANT TREASURERS

          SECTION 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors.

          SECTION 12. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements and shall render to the president and the board of directors when the president or board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

          SECTION 13. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

          SECTION 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                     ARTICLE VI

                         INTERESTED DIRECTORS AND OFFICERS

          SECTION 1. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the board of directors or committee, which in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

          (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or

          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the Stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                    ARTICLE VII

                                  INDEMNIFICATION

          SECTION 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in or called as a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter collectively a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is, was or had agreed to become a director, officer, or Delegate (as defined hereinafter) of the corporation, shall be indemnified and held harmless by the corporation, to the fullest extent permitted under the DGCL as the same now exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL permitted the corporation to provide prior to such amendment), against all expenses (including, but not limited to, attorneys' fees and expenses of litigation) reasonably incurred, and all liabilities and losses (including, but not limited, judgments, fines, excise taxes, ERISA penalties and amounts paid in settlement) incurred by him in connection with such proceeding; provided that except as explicitly provided herein, the corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if authorization for such proceeding (or part thereof) initiated by such person was not denied by a majority of the board of directors prior to the earlier of (i) 30 days after receipt of notice thereof from such person or (ii) an Event, as defined hereinafter. For purposes of this
Article VII, a "Delegate" is any director or officer who is or was serving at the request of the corporation or the board of directors as a director, officer, trustee, fiduciary, partner, employee or agent of an entity or enterprise other than the corporation (including, but not limited to, a partnership, joint venture, trust, other corporation, or an employee benefit plan or trust); and an "Event" shall be deemed to have occurred if (i) any "Person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes (except in a transaction approved in advance by the board of directors) the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the corporation representing 25% or more of the combined voting power of the corporation's then outstanding securities, provided that the UNR Asbestos-Disease Claims Trust (as defined in the Plan) holding securities of the corporation pursuant to the Plan shall not be deemed a Person for purposes of this Article VII, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the corporation cease for any reason to constitute at least a majority thereof unless the election of each director who was not a director at the beginning of the period was approved by either (x) a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or (y) the UNR Asbestos-Disease Claims Trust (as defined in the Plan).

          SECTION 2. Expenses. Expenses, including attorneys' fees, incurred by a person indemnified pursuant to Section 1 of this Article VII in defending or otherwise being involved in a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation; provided that in connection with a proceeding (or part thereof) initiated by such person except as provided in Section 3 of this Article VII for proceedings to enforce a person's right to the advancing of expenses for either a proceeding not initiated by such person or a proceeding initiated by such person for which authorization was not denied, the corporation shall pay said expenses in advance of final disposition only if authorization for such proceeding (or part thereof) was not denied by a majority of the board of directors of the corporation. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending proceeding in a court of competent jurisdiction, including appeals therefrom, concerning the right of such person to be indemnified or the obligations of such person to repay pursuant to the Undertaking.

          SECTION 3.  Protection of Rights.  If a claim under Section 1 of this
Article VII is not promptly paid in full by the corporation after a written claim has been received by the corporation or if expenses pursuant to Section 2 of this Article VII have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. If an Event has occurred, a claimant making a claim under Section 1 of this Article VII or seeking to avoid repayment to the corporation pursuant to an Undertaking shall have (i) the right, but not the obligation, to have a determination made by independent legal counsel as to whether indemnification of the claimant is proper because he has met the applicable standard of conduct required under the DGCL, and (ii) the right to select as independent legal counsel for such purposes any law firm designated for such purpose in a resolution adopted by a majority of the board of directors prior to the Event and in full force and effect immediately prior to the Event. If a determination has been made in accordance with the preceding sentence, no determination inconsistent therewith by other legal counsel, by the board of directors, or by Stockholders shall be of any force or effect. Neither the failure of the corporation (including its board of directors independent legal counsel, or its Stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct required under the DGCL, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its Stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

          SECTION 4.  Miscellaneous.

          (a) Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be deemed exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, By-Law, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity at the request of the corporation while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The board of directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

          (b) Insurance. The corporation shall have power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation in any other capacity with the corporation, another corporation, a partnership, a joint venture, trust or other enterprise against any expenses, liabilities or losses, asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such expenses, liabilities or losses under the DGCL.

          (c) Contractual Nature. The provisions of this Article VII shall be applicable to all proceedings commenced after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article VII shall be deemed to be a contract between the corporation and each person who, at any time that this
Article VII is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any repeal or other modification of this Article VII or any repeal or modification of the DGCL or any other applicable law shall not limit any rights of indemnification existing or arising out of events, acts or omissions occurring prior to such repeal or modification to enforce this Article VII with regard to acts, omissions or events arising prior to such repeal or modification.

          (d) Severability. If this Article VII or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article VII shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

                                    ARTICLE VIII

                            CERTIFICATE OF CAPITAL STOCK

          SECTION 1. Every holder of shares of Capital Stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, of the corporation, certifying the number of shares owned by him in the corporation.

          SECTION 2. Any or all of the signatures on the certificate may be facsimile. In case the chairman of the board, any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                  LOST CERTIFICATE

          SECTION 3. The board of directors may direct a new certificate or certificates of Capital Stock to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of Capital Stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond, in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                             TRANSFER OF CAPITAL STOCK

          SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation or a certificate for shares of Capital Stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that such duty shall be subject to Federal and state securities and other applicable laws, the certificate of incorporation, and any legends and stop transfer instructions with respect to such old certificate.

                                 FIXING RECORD DATE

          SECTION 5. In order that the corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                              REGISTERED STOCKHOLDERS

          SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                     ARTICLE IX

                                     DIVISIONS

          SECTION 1. The president may from time to time designate one or more divisions of the corporation as the organizations through which the operations of the corporation are to be conducted, and may also from time to time prescribe the area of operations for each division so designated.

          SECTION 2. The president shall from time to time appoint individuals to manage the operations of these divisions and these individuals shall be designated by such titles as may be appropriate. These titles shall include the name of the division and may include the word president, vice-president or manager. Such individuals, however, irrespective of such titles, shall not be, nor shall they be deemed to be, officers of the corporation. Such division personnel shall be authorized to have general and active management of the activities of their respective divisions, all subject to the right of the president to (a) delegate any specific management power, (b) fix their compensation, and (c) remove such personnel at any time without further prior authorization of the board of directors.

                                     ARTICLE X

                                 GENERAL PROVISIONS

                                     DIVIDENDS

          SECTION 1. Dividends upon the Capital Stock of the corporation, subject to any additional requirements of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Capital Stock, subject to the provisions of the certificate of incorporation.

          SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its absolute discretion, shall think proper as a reserve or reserves to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

                                       CHECKS

          SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers, or such other person or persons as the board of directors may from time to time designate.

                                    FISCAL YEAR

          SECTION 4.  The fiscal year of the corporation shall end on December
31.

                                 STOCKHOLDER RECORD

          SECTION 5. The corporation shall keep at its principal place of business in Illinois, or at the office of a transfer agent, an agent for the Warrants (the "Warrant Agent") or a registrar in

Illinois, records of the Stockholders in the corporation, giving the names and addresses of all Stockholders and the number of Shares held by each.

                                        SEAL

          SECTION 6. The corporate seal shall have inscribed thereon the name of the corporation and the words "CORPORATE SEAL, DELAWARE." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                     ARTICLE XI

                                     AMENDMENTS

          SECTION 1. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the board of directors at any meeting thereof, or by the Stockholders; provided, however, the alteration, amendment or repeal of any provision of these By-Laws during the term of the Stockholders Agreement that would cause these By-Laws to be inconsistent with, or in violation of, the Stockholders Agreement may only be done by the Stockholders of the corporation. Notwithstanding the foregoing, no provision of these By-Laws regarding or affecting the Warrants or the rights of the Warrantholders can be in any way altered, amended or repealed, nor can any new By-Law be added which would have such effect, unless such alteration, amendment, repeal or addition is contained in a written instrument signed by the corporation, and upon the approval of the holders of not less than 51% of the Warrants, by the Warrant Agent. On the date when the Warrants expire or upon the secretary's certification that all Warrants have been exercised and no Warrants remain outstanding, all provisions in these By-Laws regarding the Warrants shall be deemed repealed and no longer shall have any force and effect.

                                    ARTICLE XII

                                   MISCELLANEOUS

          SECTION 1. Emergency Directors. The board of directors, by resolution, may provide for Emergency Directors and appoint or designate the manner in which Emergency Directors shall be determined. To the extent provided in said resolution and as provided by Section 110 of the Delaware General Corporation Law, such Emergency Directors, together with any remaining directors able to perform their duties, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and shall thereby be deemed to constitute the board of directors of the corporation, during any interval commencing when the board of directors shall be unable to function by reason of vacancies occurring due to death, incapacity, or catastrophe or other similar emergency conditions and continuing until such vacancies shall have been filled pursuant to the terms of the Stockholder Agreement until the termination of Article II thereof, as a result of which a quorum of the board of directors or a standing committee thereof cannot readily be convened for action. Such Emergency Directors, including any remaining directors able to perform their duties, shall, during the term they are authorized to function as provided herein, have the power to appoint such temporary officers to fill existing vacancies as the circumstances may require, to remove officers as the circumstances may require, to authorize the seal of the corporation to be affixed to all papers which may require it, and to take any and all other actions as may be required and permitted in conformity with the provisions of
Section 110 of the Delaware General Corporation Law. The Emergency Directors shall consist of any available members of the board of directors and any other persons in such order as named by the board of directors on any list as it may compile from time to time for purposes of appointing such Emergency Directors. If the board of directors shall have failed to compile any list for purposes of appointing Emergency Directors, the Emergency Directors shall consist of (in the order specified below) any available members of the board of directors, the President, the Vice Presidents (in order of seniority), the Secretary, the Treasurer, the Assistant Secretaries (in order of seniority), and the Assistant Treasurers (in order of seniority) of the corporation. The chairman of the Emergency Directors shall be the highest ranking available person on any list compiled by the board of directors for purposes of appointing the Emergency Directors, or, if the board of directors shall have failed to compile any such list, the highest ranking available person of the following: the Chairman, the Vice Chairman (or if there be more than one, in order of seniority), the most senior member of the board of directors, the President, the most senior Vice President, the Secretary, the Treasurer, the most senior Assistant Secretary, and the most senior Assistant Treasurer.

          SECTION 2. Meetings, Quorum and Vacancies. The Emergency Directors shall meet as promptly as possible after the occurrence of the event herein described which would activate their appointment and at such subsequent time or times as it may designate until a board of directors has been duly elected by the Stockholders and qualified. A meeting of the Emergency Directors may be called by any Emergency Director, notice of which meeting need be given only to such Emergency Directors as it is feasible to reach at the time. Such Emergency Directors shall make their own rules of procedure except to the extent otherwise provided by resolution of the board of directors. The Emergency Directors in attendance at the meeting shall constitute a quorum.

          SECTION 3. Powers of Chairman. During such times as the Emergency Directors shall be required to function pursuant to the provisions hereof, the chairman of said Emergency Directors shall function as, and have the powers of, the chief executive officer of the corporation and shall preside at all meetings of the Stockholders and the Emergency Directors. The chairman of the Emergency Directors shall have and exercise, subject to the direction of the Emergency Directors, general charge and supervision over the business and affairs of the corporation.

          SECTION 4. Other By-Law Provisions. To the extent not inconsistent with the provisions of this Article XII or Section 110 of the Delaware General Corporation law, all other provisions of these By-Laws shall remain in effect during the interval in which the Emergency Directors shall be required to function pursuant to the provisions hereof.

                                  EXHIBIT 1.6.1

STOCKHOLDER NAME                                        NUMBER OF ROHN SHARES
----------------                                        ---------------------
PH, Inc.                                                      3,441,637

Bain Capital Fund V, L.P.                                       934,297

Bain Capital Fund V-B, L.P.                                   2,456,129

BCIP Associates                                                 429,878

BCIP Trust Associates, L.P.                                     203,212

Bain Capital V Mezzanine Fund, L.P.                             105,955

BCM Capital Partners, L.P.                                       76,998
                                                              ---------
TOTAL                                                         7,648,106
                                                              ---------
                                                              ---------

                                  EXHIBIT 1.8.4

                                 NUMBER OF WARRANTS FOR
WARRANTHOLDER NAME               ROHN SHARES                 EXERCISE PRICE
------------------               ----------------------      ---------------
Jackson National Life                  137,251               $100 in the aggregate
Insurance Company                       74,668               $100 in the aggregate

BCIP Trust Associates, L.P.              2,515               $3.48 per share

Bain Capital V Mezzanine Fund,         147,116               $3.48 per share
L.P.

BCM Capital Partners, L.P.             106,913               $3.48 per share

PH, Inc.                               209,913               $3.48 per share
                                       -------
TOTAL                                  678,376
                                       -------
                                       -------

                                   EXHIBIT 1.9

OPTIONHOLDER NAME        NUMBER OF ROHN OPTIONS        EXERCISE PRICE
-----------------        ----------------------        --------------
Patrick Baert                   13,048                  $0.54 per share

Hilary Asher                    13,048                  $0.54 per share

Daniel Satre                    13,048                  $0.54 per share

Don Rumpler                      6,524                  $0.54 per share
                                ------
TOTAL                           45,668                  8,372,163
                                ------
                                ------

                  LIST OF OMITTED SCHEDULES TO THE MERGER AGREEMENT*


Section 3.1   Corporate Structure
Section 3.2   Authorized Shares, Options and Warrants
Section 3.3   Consents, Waivers & Approvals
Section 3.4   Material Contracts
Section 3.6   Liabilities and Obligations
Section 3.7   Absence of Certain Changes or Events
Section 3.8   Tax and Other Returns
Section 3.9   Employment Arrangements
Section 3.10  Property Encumbrances
Section 3.11  Patents, Trademarks, etc.
Section 3.13  Litigation & Threatened Claims
Section 3.15  Brokers' Fees
Section 3.16  Insurance
Section 3.17  Employee Benefit Plans
Section 3.18  Environmental Matters
Section 3.19  Labor Matters
Section 3.21  Licenses and Permits
Section 4.1   Corporate Structure
Section 4.2   Authorized Shares, Options and Warrants
Section 4.3   Consents, Waivers & Approvals
Section 4.4   Material Contracts
Section 4.6   Liabilities and Obligations
Section 4.7   Absence of Certain Changes or Events
Section 4.8   Tax and Other Returns
Section 4.9   Employment Arrangements
Section 4.10  Property Encumbrances
Section 4.11  Patents, Trademarks, etc.
Section 4.13  Litigation & Threatened Claims
Section 4.15  Brokers' Fees
Section 4.16  Insurance
Section 4.17  Employee Benefit Plans
Section 4.18  Environmental Matters
Section 4.19  Labor Matters
Section 4.21  Licenses and Permits

-----------------------------
* The Company supplementally will furnish copies of any omitted schedule to the Commission upon its request.